      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 CONSECO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             INDIANA                              6321                            35-1468632
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                          11825 N. PENNSYLVANIA STREET
                             CARMEL, INDIANA 46032
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             DAVID K. HERZOG, ESQ.
                                 CONSECO, INC.
                          11825 N. PENNSYLVANIA STREET
                             CARMEL, INDIANA 46032
                                 (317) 817-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------
  INFORMATION REGARDING THE ADDITIONAL REGISTRANT APPEARS IN A SEPARATE TABLE
                                     BELOW
                             ---------------------
                                WITH COPIES TO:

                            JEREMY W. DICKENS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119
                                 (212) 310-8000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO            OFFERING PRICE          AGGREGATE              AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED           PER UNIT (1)       OFFERING PRICE (1)    REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
8.5% Guaranteed Senior Notes due 2003...    $      991,000              100%             $      991,000            $     92
---------------------------------------------------------------------------------------------------------------------------------
6.4% Guaranteed Senior Notes due 2004...        14,936,000              100%                 14,936,000               1,375
---------------------------------------------------------------------------------------------------------------------------------
8.75% Guaranteed Senior Notes due
  2006..................................       364,294,000              100%                364,294,000              33,515
---------------------------------------------------------------------------------------------------------------------------------
6.8% Guaranteed Senior Notes due 2007...       150,783,000              100%                150,783,000              13,872
---------------------------------------------------------------------------------------------------------------------------------
9% Guaranteed Senior Notes due 2008.....       399,200,000              100%                399,200,000              36,727
---------------------------------------------------------------------------------------------------------------------------------
10.75% Guaranteed Senior Notes due
  2009..................................       362,433,000              100%                362,433,000              33,344
---------------------------------------------------------------------------------------------------------------------------------
Total...................................    $1,292,637,000                               $1,292,637,000            $118,925
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2) The Additional Registrant will guarantee the payment of the Securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANT

                                                  PRIMARY
                                                  STANDARD                        ADDRESS, INCLUDING ZIP CODE
                             STATE OR OTHER      INDUSTRIAL                          AND TELEPHONE NUMBER,
                             JURISDICTION OF   CLASSIFICATION   I.R.S. EMPLOYER      INCLUDING AREA CODE,
 EXACT NAME OF REGISTRANT     INCORPORATION         CODE        IDENTIFICATION     OF REGISTRANT'S PRINCIPAL
AS SPECIFIED IN ITS CHARTER  OR ORGANIZATION       NUMBER           NUMBER             EXECUTIVE OFFICE*        REGISTRATION NO.
---------------------------  ---------------   --------------   ---------------   ---------------------------   ----------------
    CIHC, Incorporated          Delaware            6321          51-0356511       1201 Orange Street              333-
                                                                                   Suite 789
                                                                                   Wilmington, DE 19801
                                                                                   David Hill
                                                                                   (302) 884-6703

---------------
* Name, address, including zip code and telephone number, including area code, for agent of service of process for Additional Registrant.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 5, 2002

PROSPECTUS

                                                                  [CONSECO LOGO]
                                 $1,292,637,000

                                 CONSECO, INC.

     We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, each series of our outstanding, unregistered guaranteed notes for newly-issued, registered notes described below. The terms of each series of registered notes are identical in all material respects to the terms of the corresponding series of unregistered guaranteed notes, except that the registered notes generally will not be subject to transfer restrictions under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

                                              OUTSTANDING
                                               AGGREGATE
    FOR EACH $1,000 PRINCIPAL AMOUNT OF        PRINCIPAL     THE EXCHANGING HOLDERS WILL RECEIVE $1,000 PRINCIPAL
THE FOLLOWING UNREGISTERED GUARANTEED NOTES:     AMOUNT         AMOUNT OF THE CORRESPONDING REGISTERED NOTES:
--------------------------------------------  ------------   ----------------------------------------------------
8.5% Guaranteed Senior Notes due 2003         $    991,000   8.5% Guaranteed Senior Notes due 2003
6.4% Guaranteed Senior Notes due 2004           14,936,000   6.4% Guaranteed Senior Notes due 2004
8.75% Guaranteed Senior Notes due 2006         364,294,000   8.75% Guaranteed Senior Notes due 2006
6.8% Guaranteed Senior Notes due 2007          150,783,000   6.8% Guaranteed Senior Notes due 2007
9% Guaranteed Senior Notes due 2008            399,200,000   9% Guaranteed Senior Notes due 2008
10.75% Guaranteed Senior Notes due 2009        362,433,000   10.75% Guaranteed Senior Notes due 2009

     In this document, we refer to the unregistered guaranteed notes issued in connection with a private exchange offer we completed on April 24, 2002 as the unregistered or existing guaranteed notes, and to the registered guaranteed notes to be issued in connection with this exchange offer as the registered notes. We refer to the private exchange offer as the April exchange offer. We refer to the unregistered guaranteed notes and the registered notes together as the guaranteed notes. We refer to the original notes for which the unregistered guaranteed notes were exchanged in the April exchange offer as the senior notes.

     After giving effect to the consummation of the April exchange offer and this exchange offer, as if each had occurred on March 31, 2002, CIHC would have had outstanding up to $2,288.5 million of guarantees senior to the registered note guarantees (including $545.2 million of guarantees that Conseco, Inc. has also made), $1,823.5 million of debt and guarantees ranking equally with the registered note guarantees and $710.8 million of debt ranking junior to the registered note guarantees. The registered notes and any unregistered guaranteed notes remaining outstanding after the conclusion of this exchange offer will also be effectively junior to all the indebtedness, policy reserves and other liabilities of CIHC's subsidiaries, which totaled $50.2 billion at March 31, 2002.
                             ---------------------
THE EXCHANGE OFFER

     - THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON
                 , 2002, UNLESS EXTENDED.

     - The material conditions to completing the exchange offer are that (i) the exchange offer does not violate applicable law or applicable interpretations of the staff of the Securities and Exchange Commission, which we refer to as the SEC or the Commission, and (ii) no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. As more fully described in this prospectus, the exchange offer is also subject to certain other conditions, all of which we may waive in our sole discretion.

     - All unregistered guaranteed notes that are validly tendered and not validly withdrawn will be exchanged for registered notes.

     - Tenders of unregistered guaranteed notes may be withdrawn at any time
       prior to 5:00 p.m., New York City time, on           , 2002, the
       withdrawal deadline.

     - We will not receive any cash proceeds from the exchange offer.
                             ---------------------
  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS
                                   PROSPECTUS
                  BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------, 2002

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Incorporation of Certain Documents by
  Reference...........................    i
Forward-Looking Statements............    i
Prospectus Summary....................    1
Risk Factors..........................   10
Use of Proceeds.......................   18
Selected Consolidated Financial
  Data................................   19
The Exchange Offer....................   24

                                        PAGE
                                        ----
Description of the Registered Notes...   33
Certain Material United States Federal
  Income Tax Considerations...........   40
Plan of Distribution..................   41
Legal Matters.........................   42
Experts...............................   42
Where You Can Find More Information...   42

     Unless otherwise stated, in this prospectus, "Conseco," the "Company," "we," "us" and "our" refer to Conseco, Inc. and its subsidiaries, unless the context requires otherwise. "CIHC" or the "guarantor" refers to CIHC, Incorporated, the guarantor of the registered notes and the unregistered guaranteed notes and the holding company of our principal operating subsidiaries.

     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes. We have agreed that, during a period starting on the expiration date of this exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are "incorporating by reference" certain documents we file with the SEC, which means that by referring you to those documents, we are disclosing to you important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than current reports filed under item 9 of Form 8-K), which we refer to as the Exchange Act, prior to the termination or completion of this offering:

     - Our annual report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

     - Our quarterly report on Form 10-Q for the period ended March 31, 2002, filed with the SEC on May 15, 2002;

     - Our current reports on Form 8-K filed with the SEC on February 8, 2002, February 21, 2002 and March 18, 2002;

     - The sections entitled "Description of the Notes" contained in each of our prospectus supplements or pricing supplements relating to our senior notes (but not the unregistered guaranteed notes) filed with the SEC on February 6, 1998 (with respect to the 6.4% notes), June 5, 1998 (with respect to the 6.8% notes), October 19, 1999 (with respect to the 8.5% and 9% notes), February 3, 2000 (with respect to the 8.75% notes) and June 27, 2001 (with respect to the 10.75% notes); and

     - The sections entitled "Securities Ownership," "Election of Directors," "Executive Compensation, Related Party Transactions and Other Information," "Board Meetings and Committees," and "Section 16(a) Beneficial Ownership Reporting Compliance" contained in our definitive proxy statement filed with the SEC on April 30, 2002, relating to our 2002 annual meeting of stockholders.

     We filed a registration statement on Form S-4 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by the SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

     Information contained in this prospectus modifies or supersedes, as applicable, the information contained in the earlier-dated documents incorporated by reference. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.

     We will provide you with copies of the documents we incorporate by reference in this prospectus, including the indentures governing the registered notes and other material agreements that we summarize in this prospectus, at no cost. To request a copy of any or all of these documents, you should write or telephone us at: 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893, Attention: Tammy H. Hill, Senior Vice President, Investor Relations NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus (including the information incorporated by reference) may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus or in documents incorporated by reference in this prospectus, the words "believe," "anticipate," "estimate," "project," "intend," "expect," "may," "will," "plan," "should," "would," "contemplate," "possible," "attempts," "seeks" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to:

     - the factors described in this prospectus under "Risk Factors";

     - general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance, and health care inflation, which may affect (among other things) our ability to sell our products, our ability to make loans and access capital resources and the costs associated therewith, the market value of our investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans we made;

     - our ability to achieve anticipated synergies and levels of operational efficiencies, including from our "Process Excellence" initiatives;

     - customer response to new products, distribution channels, and marketing initiatives;

     - mortality, morbidity, usage of health care services and other factors that may affect the profitability of our insurance products;

     - the performance of our investments;

     - changes in tax laws and regulations that may affect the relative tax advantages of some of our products;

     - increasing competition in the sale of insurance and annuities and in the finance business;

     - regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products;

     - the outcome of our efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process;

     - actions by rating agencies and the effects of past or future actions by these agencies on our business; and

     - the risk factors or uncertainties listed from time to time in our filings with the SEC.

     Other factors not currently known to us or not currently considered material by us may also be relevant to our forward-looking statements and could also cause actual results to differ materially from those projected.

     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. Except as required by law, we assume no obligation to update or to publicly announce the results of any revisions to any of our forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the other documents to which it refers, and the financial data and related notes incorporated by reference in the prospectus, before making an investment decision.

                                    CONSECO

     We are a financial services holding company with subsidiaries operating in the insurance and finance businesses, predominantly in the United States. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuities, individual life insurance, and other insurance products. Our finance subsidiaries originate, securitize and service manufactured housing, home equity, retail credit, and floor plan loans.

     We have a recent history of net losses. For the three months ended March 31, 2002, on a consolidated basis, we had a net loss of $95.9 million, cash flows from operations of $263.0 million and interest expense of $368.7 million. For 2001, on a consolidated basis, we had a net loss of $405.9 million, cash flows from operations of $1,324.7 million and interest expense of $1,609.2 million. Our earnings before fixed charges were inadequate to cover our fixed charges by $148.5 million and $623.1 million for the three months ended March 31, 2002 and fiscal year 2001, respectively. Rating agencies have recently downgraded our credit rating for our debt, including the senior notes, and our company-obligated mandatorily redeemable preferred securities of subsidiary trusts. On May 28, 2002, Moody's Investor Services downgraded our credit rating for the senior notes to "Caa1" from "B2", and said its ratings outlook for us is negative. Our senior debt remains on credit watch for further downgrade at Standard & Poor's, which currently rates our senior unsecured debt at "B." At April 22, 2002, our senior debt, including the unregistered guaranteed notes, was rated "B-" and on Rating Watch Negative by Fitch IBCA.

     We were organized in 1979 as an Indiana corporation and commenced operations in 1982. Our executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number is (317) 817-6100. Our common stock trades on the New York Stock Exchange under the ticker symbol "CNC."

INSURANCE

     We are one of the largest life and health insurance companies in America, with over $5.5 billion of annual premium and asset accumulation product collections during 2001 and $1.4 billion collected during the three months ended March 31, 2002 (excluding discontinued lines of business). Our investment portfolio included more than $24 billion of insurance-related investments at March 31, 2002. We sell our insurance products through three primary distribution channels -- career agents, independent producers (many of whom sell one or more of our product lines exclusively), and direct marketing.

     Supplemental health products include Medicare supplement, long-term care and specified-disease insurance products. During 2001, we collected Medicare supplement premiums of $975.1 million, long-term care premiums of $888.3 million, specified-disease premiums of $371.8 million, and other supplemental health premiums of $109.3 million. During the three months ended March 31, 2002, proceeds from Medicare supplement premiums were $261.9 million, long-term care premiums were $225.7 million, specified-disease premiums were $93.1 million, and other supplemental health premiums were $29.4 million. Supplemental health premiums represented 48% and 50% of our total premiums collected from continuing lines of business in 2001 and the first three months of 2002, respectively.

     Annuity products include equity-indexed annuity, variable annuity, traditional fixed rate annuity and market value-adjusted annuity products. During 2001 and the three months ended March 31, 2002, we collected annuity premiums of $1,637.9 million (or 34% of our total premiums collected from continuing lines of business) and $391.1 million (or 32% of our premiums collected from continuing lines of business), respectively.

     Life products include traditional, universal life and other life insurance products. During 2001, we collected life product premiums of $872.2 million, or 18% of our total premiums collected from continuing lines of business. During the three months ended March 31, 2002, we collected life product premiums of $214.2 million, or 18% of our total premiums collected from continuing lines of business.

                                    FINANCE

     Conseco Finance Corp., or "Conseco Finance", our subsidiary, is one of America's largest consumer finance companies, with leading market positions in manufactured housing lending, retail home equity mortgages, home improvement loans, and private label credit cards. At March 31, 2002, we had managed receivables of $41.5 billion.

     Conseco Finance provides financing for consumer purchases of manufactured housing and floor plan loans to manufactured housing dealers. A manufactured home is a structure, transportable in one or more sections, designed to be a dwelling with or without a permanent foundation. During 2001, we originated $2.5 billion of consumer contracts for manufactured housing purchases, or 22% of our total originations. At March 31, 2002, our managed receivables included $25.1 billion of contracts for manufactured housing purchases, or 60% of total managed receivables, and $.7 billion of floor plan loans. Conseco Finance offers its manufactured housing financing products through 33 regional offices and approximately 3,200 dealers.

     Mortgage services products include home equity and home improvement loans. During 2001, we originated $3.0 billion of contracts for these products, or 27 percent of our total originations. At March 31, 2002, our managed receivables included $11.4 billion of contracts for home equity and home improvement loans, or 27% of total managed receivables. During 2001, we originated $3.6 billion of private label credit card receivables, primarily through our bank subsidiaries, or 32% of our total originations. At March 31, 2002, our managed receivables included $2.6 billion of contracts for credit card loans, or 6% of total managed receivables. Private label credit card programs are offered to select retailers with a core focus on the home improvement industry. We offer consumer finance products through 123 home equity offices, approximately 1,300 home improvement dealers and approximately 3,500 private label retail outlets.

                                      CIHC

     CIHC is our direct subsidiary and the holding company of our principal operating subsidiaries, including the subsidiaries that engage in our insurance and finance businesses. CIHC has no direct operations. As permitted by SEC Regulation S-X, we consolidate CIHC's financial statements and reports in our annual and quarterly reports filed with the SEC. Separate financial information relating to CIHC is included in a note to our 2001 audited condensed financial information in Schedule II to our annual report on Form 10-K for the period ended December 31, 2001, filed with the SEC on April 1, 2002, and in a note to our quarterly report on Form 10-Q for the period ended March 31, 2002, filed with the SEC on May 15, 2002, which are incorporated by reference in this prospectus.

PURPOSE OF THE EXCHANGE OFFER

     On April 24, 2002, we exchanged $1,292,637,000 aggregate principal amount of our then outstanding senior notes for a corresponding aggregate principal amount of our unregistered guaranteed notes, which we refer to as the April exchange offer. The April exchange offer was only made, and the unregistered guaranteed notes were only offered and issued, (i) in the United States, to "qualified institutional buyers," as that term is defined in Rule 144A under the Securities Act, and institutional "Accredited Investors" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than "U.S. persons," as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act. The April exchange offer was not registered under the Securities Act.

     The terms of the unregistered guaranteed notes are substantially identical to those of the senior notes, except that the unregistered guaranteed notes have longer maturities and are guaranteed by CIHC, Incorporated, our direct subsidiary and the holding company of our principal operating subsidiaries. The purpose of the April exchange offer was to extend the maturity profile of our senior notes in order to improve our financial flexibility and to enhance our future ability to refinance public debt. Following the April exchange offer, $1,247,662,000 in aggregate principal amount of senior notes remained outstanding (and without the benefit of the CIHC guarantee).

     Simultaneously with the April exchange offer, we and the guarantor entered into a registration rights agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc., the dealer managers for the April exchange offer. Pursuant to that agreement, we have filed the registration statement of which this prospectus is a part. You should read the discussion under the headings " -- Summary of the Terms of the Registered Notes", "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

     Because we did not register the unregistered guaranteed notes under the Securities Act, those notes may only be transferred in limited circumstances under the federal securities laws. If the holders of the unregistered guaranteed notes do not exchange their notes in the exchange offer, they will not have the right to have their unregistered guaranteed notes registered under the Securities Act. Any holder who does not participate in this exchange offer will be unable to publicly offer or sell the unregistered guaranteed notes and, therefore, may only offer and sell such notes in transactions exempt from registration under the Securities Act.

     In exchange for tendering $1,000 principal amount of your unregistered guaranteed notes, you will receive a corresponding principal amount of registered notes, which have identical terms and conditions to the unregistered guaranteed notes. The only difference between the unregistered guaranteed notes and the registered notes is that the offer and sale of the registered notes have been registered under the Securities Act and the registered notes will not bear legends restricting their transfer. Unless you are a broker-dealer, we believe that the registered notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act. You should read the discussions under the headings "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

The Exchange Offer............   We are offering to exchange the registered
                                 notes described below for any and up to all of the unregistered guaranteed notes described below:

                                FOR EACH $1,000 PRINCIPAL AMOUNT OF THE
                                FOLLOWING UNREGISTERED GUARANTEED NOTES:

                                 8.5% Guaranteed Senior Notes due 2003
                                 6.4% Guaranteed Senior Notes due 2004
                                 8.75% Guaranteed Senior Notes due 2006
                                 6.8% Guaranteed Senior Notes due 2007
                                 9% Guaranteed Senior Notes due 2008
                                10.75% Guaranteed Senior Notes due 2009

                                THE EXCHANGING HOLDERS WILL RECEIVE $1,000
                                PRINCIPAL AMOUNT OF THE CORRESPONDING REGISTERED
                                NOTES:

                                 8.5% Guaranteed Senior Notes due 2003
                                 6.4% Guaranteed Senior Notes due 2004
                                 8.75% Guaranteed Senior Notes due 2006
                                 6.8% Guaranteed Senior Notes due 2007
                                 9% Guaranteed Senior Notes due 2008
                                10.75% Guaranteed Senior Notes due 2009

                                 For further information relating to the terms of the registered notes, see "Description of the Registered Notes" below.

                                 Outstanding unregistered guaranteed notes may be exchanged only in minimum denominations of $1,000 principal amount and integral multiples of $1,000.

                                 Subject to the satisfaction or waiver of specified conditions, we will exchange the registered notes for any and up to all of the unregistered guaranteed notes that are validly tendered and not withdrawn prior to the withdrawal deadline.

                                 We will issue the registered notes promptly after the expiration of the exchange offer.

Resales of the Registered
Notes; Letter of
Transmittal...................   We believe that the registered notes to be
                                 issued in the exchange offer may be offered for resale, resold and otherwise transferred (other than by broker-dealers participating in the exchange offer) without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                                 (1) the registered notes to be issued to you in
                                     the exchange offer are acquired by you in the ordinary course of your business;

                                 (2) you have no arrangement or understanding
                                     with any person to participate in the
                                     distribution of the unregistered guaranteed notes or the registered notes to be issued to you in the exchange offer; and

                                 (3) you are not an affiliate of Conseco's or
                                     CIHC's.

                                 The letter of transmittal accompanying this prospectus requires you to confirm your eligibility to participate in the exchange offer.

                                 Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

                                 If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                                 Each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for unregistered guaranteed notes must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such registered notes. By signing the letter of transmittal (or agreeing to its terms through the Depository Trust Company's, or DTC's, procedures for book-entry tenders), each broker-dealer participating in the exchange offer will agree to comply with its prospectus delivery obligations. See "Plan of Distribution."

Expiration Date...............   The exchange offer will expire at 5;00 p.m.,
                                 New York City time, on           , 2002, unless
                                 extended. We do not presently intend to extend the exchange offer, although we reserve the right to do so.

                                 The exchange offer is subject to certain general conditions, which we may assert or waive in our sole discretion. These conditions include the absence of:

                                 - any initiation or worsening of a material
                                   suit or proceeding;

                                 - any governmental or regulatory pronouncement
                                   or enactment which might have a material adverse effect on the exchange offer or our business;

                                 - anything that, in our sole judgment, would or
                                   might prohibit or delay the exchange offer or impair us from realizing the anticipated benefits of the exchange offer; and

                                 - any event that would have a material adverse
                                   effect on the United States financial or securities markets, the trading prices of the registered notes or our business, operations, condition, properties or prospects.

                                 We also may postpone or terminate the offer if
                                 (i) the exchange offer is found to violate applicable law or applicable interpretations of the staff of the SEC and (ii) any injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See Conditions to Exchange "The Exchange
                                 Offer -- Conditions Offer to the Exchange
                                 Offer."

Withdrawal....................   You may withdraw the tender of your
                                 unregistered guaranteed notes at any time prior to 5:00 p.m., New York City time, on
                                           , 2002, the withdrawal deadline. Note
                                 that we may extend the expiration date of the offering without correspondingly extending the withdrawal deadline.

Certain Material United States
Federal Income Tax
Considerations................   The exchange of unregistered guaranteed notes
                                 for registered notes should not be a taxable event for United States federal income tax purposes. See "Certain Material United States
                                 Federal Income Tax Considerations."

Procedures for Tendering......   The unregistered guaranteed notes were issued
                                 as global securities in fully registered form without coupons. Beneficial interests in the unregistered guaranteed notes which are held by direct or indirect participants in DTC, as shown on, and transfers of the unregistered guaranteed notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                                 If you are a holder of unregistered guaranteed notes held in the form of a book-entry interest and you wish to tender your notes pursuant to the exchange offer, you must transmit to State Street Bank and Trust Company, as exchange agent, on or prior to the expiration of the exchange offer either:

                                 - a written or facsimile copy of a properly
                                   completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

                                 - a computer-generated message transmitted by
                                   means of DTC's Automated Tender Offer Program system, or ATOP, and form-
ing a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                                 The exchange agent must also receive on or prior to the expiration of the exchange offer a timely confirmation of the book-entry transfer of your notes into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of unregistered
                                 guaranteed notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your notes, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the person in whose name your notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for
                                 Tendering."

Acceptance of Notes and
Delivery of Registered
Notes.........................   Except under the circumstances described above
                                 under "Exchange Offer -- Conditions to the
                                 Exchange Offer," we will accept for exchange any and all unregistered guaranteed notes which are properly tendered prior to 5:00 p.m., New
                                 York City time, on the expiration date and not validly withdrawn. The registered notes to be issued to you will be delivered promptly following the expiration date for the exchange offer. See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

                                 For a description of the consequences of a failure to exchange the unregistered guaranteed notes, see "Risk Factors -- Risks Related to Continuing Ownership of the Unregistered Guaranteed Notes."

Exchange Agent................   State Street Bank and Trust Company is serving
                                 as the exchange agent in connection with the exchange offer.

Information Agent.............   Georgeson Shareholder Communications Inc. is
                                 the information agent for the exchange offer.
                                 The address and telephone number of the
                                 information agent are on the back cover page of this prospectus.

                  SUMMARY OF THE TERMS OF THE REGISTERED NOTES

ISSUER........................   Conseco, Inc.

Maturity......................   The maturity dates of the registered notes are
                                 as follows:

                                 - for the 8.5% Guaranteed Senior Notes due
                                   2003, October 15, 2003;

                                 - for the 6.4% Guaranteed Senior Notes due
                                   2004, February 10, 2004;

                                 - for the 8.75% Guaranteed Senior Notes due
                                   2006, August 9, 2006;

                                 - for the 6.8% Guaranteed Senior Notes due
                                   2007, June 15, 2007;

                                 - for the 9% Guaranteed Senior Notes due 2008,
                                   April 15, 2008; and

                                 - for the 10.75% Guaranteed Senior Notes due
                                   2009, June 15, 2009.

Interest......................   For each series of registered notes, interest
                                 will be payable at the same annual rate, on the same interest payment dates and upon the same terms as the corresponding series of unregistered guaranteed notes. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the corresponding unregistered guaranteed note tendered or such other date, if any, from which interest was stated to accrue for each series of unregistered guaranteed notes.

Indentures....................   We have entered into two new indentures, which
                                 are sometimes referred to as the "exchange offer indentures," under which we issued the unregistered guaranteed notes in the April exchange offer. The registered notes will also be issued pursuant to, and entitled to the benefits of, the exchange offer indentures. One of the exchange offer indentures governs the issuance of the registered 10.75% Guaranteed
                                 Senior Notes due 2009, which we refer to as the registered 10.75% notes and the other indenture will govern the issuance of the remaining registered notes.

Guarantees....................   The registered notes will be guaranteed by
                                 CIHC, Incorporated, our domestic subsidiary and the holding company for our principal operating subsidiaries. If we cannot make interest or principal payments on the registered notes when they are due, CIHC, as the guarantor of the registered notes, must make them instead, subject to the rights of holders of senior debt.

Ranking.......................   The registered notes will be our general,
                                 unsecured senior debt and will rank equally with our other unsecured senior obligations, including our credit agreement and any unregistered guaranteed notes not tendered in the exchange offer. The registered notes and any unregistered guaranteed notes remaining outstanding after the exchange offer will be structurally senior to our other senior notes because those senior notes are not guaranteed by CIHC.

                                 The registered note guarantees will be general, unsecured senior subordinated debt of CIHC and will rank:

                                 - junior to all of CIHC's senior debt,
                                   including its guarantee of our bank credit facilities, bank loans to certain of our current and former directors, officers and key employees, which we refer to as the D&O loans, and certain of the obligations of Conseco Finance;

                                 - on parity with all of CIHC's senior
                                   subordinated, unsecured debt, including
                                   intercompany notes in favor of Conseco
                                   Finance and CFIHC, Inc., a CIHC subsidiary, and its guarantee of any remaining unregistered guaranteed notes; and

                                 - senior to any of CIHC's debt that expressly
                                   provides that it is subordinate to the
                                   registered note guarantees.

                                 Because we are a holding company, all of our debt is effectively junior to the liabilities of our subsidiaries. Accordingly, in the event of a bankruptcy of us and our subsidiaries, the guaranteed notes (whether or not registered) will be effectively senior to our other senior notes and will be effectively junior to all of the liabilities of all of our subsidiaries and the senior debt of CIHC.

                                 After giving effect to the consummation of the April exchange offer and this exchange offer, as if each had occurred on March 31, 2002:

                                 - Conseco, Inc., the parent company, would have
                                   had outstanding approximately $6.6 billion of debt and guarantees, of which $231.8 million would have been secured;

                                 - CIHC would have had outstanding up to
                                   $2,288.5 million of guarantees senior to the registered note guarantees (including $545.2 million of guarantees that Conseco, Inc. has also made), $1,823.5 million of debt and guarantees ranking equally with the registered note guarantees and $710.8 million of debt ranking junior to the registered note guarantees; and

                                 - CIHC's subsidiaries would have had $50.2
                                   billion of indebtedness, policy reserves and other liabilities.

                                 Separate financial information relating to CIHC is included in a note to our 2001 audited condensed financial information in Schedule II to our annual report on Form 10-K and in the notes to our quarterly report on Form 10-Q for the period ended March 31, 2002, which we incorporate by reference in this prospectus.

Restrictive Covenants and
Event of Default..............   The exchange offer indentures governing the
                                 registered notes will contain the same
                                 restrictive covenants and events of default that are in effect for the corresponding series of unregistered guaranteed notes.

Use of Proceeds...............   We will not receive any cash proceeds upon the
                                 completion of the exchange offer.

Form of Registered Notes......   The registered notes to be issued in the
                                 exchange offer will be represented by one or more global securities. Beneficial interests in the registered notes will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.
                                 See "Description of the Registered
                                 Notes -- Book-Entry, Delivery and Form." Each global note will be deposited with the trustee for the registered notes for the benefit of DTC, in each case for credit to the account of a direct or indirect participant of DTC.
                                 Investors in the global notes who are
                                 participants in DTC may hold their interests in the global notes directly through DTC.
                                 Investors in the global notes who are not participants in DTC may hold their interests indirectly through organizations that are participants in DTC. Interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream.

                                 Except as set forth under "Description of the Registered Notes -- Exchange of Global Notes for Certificated Notes," participants and indirect participants will not be entitled to receive physical delivery of definitive registered notes or to have registered notes issued and registered in their names and will not be considered the owners or holders of the registered notes under their governing indentures.

                                 Interests in the global notes and the
                                 definitive registered notes, if any, will be issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000.

Risk Factors..................   You should refer to the section entitled "Risk
                                 Factors" beginning on page 10 for an
                                 explanation of the material risks of
                                 participating in the exchange offer and
                                 investing in the registered notes.

                                  RISK FACTORS

     You should carefully consider all information included or incorporated by reference in this prospectus, including the information in our annual report on Form 10-K for the fiscal year ended December 31, 2001, which we filed with the SEC on April 1, 2002 and our quarterly report on Form 10-Q for the period ended March 31, 2002, which we filed with the SEC on May 15, 2002. These are not the only risks and uncertainties we face. Additional risks and uncertainties described elsewhere herein or in the documents incorporated by reference may also impair our financial condition, results of operations or prospects.

RISKS RELATED TO CONTINUING OWNERSHIP OF THE UNREGISTERED GUARANTEED NOTES

  THE UNREGISTERED GUARANTEED NOTES ARE NOT REGISTERED FOR PUBLIC RESALE UNDER THE SECURITIES ACT.

     We expect that a substantial majority of holders of unregistered guaranteed notes issued in the April exchange offer will tender their notes for registered notes. Following the completion of the exchange offer, the registered notes generally may be resold without compliance with the registration and prospectus delivery requirements of the Securities Act, except as described elsewhere in this prospectus with respect to broker-dealers participating in the exchange offer. The unregistered guaranteed notes, in contrast, are not and will not be registered under the Securities Act. Consequently, you may not be able to publicly sell your unregistered guaranteed notes and may therefore only sell such notes to persons in transactions exempt from registration under the Securities Act. This means you may only be able to sell your notes to qualified institutional buyers, certain sophisticated, accredited investors or in other negotiated transactions and you may not be able to obtain the prevailing public trading price of the registered notes in your transactions.

  THERE WILL BE NO ACTIVE TRADING MARKET FOR THE UNREGISTERED GUARANTEED NOTES.

     We expect that a substantial majority of holders of unregistered guaranteed notes issued in the April exchange offer will tender their notes for registered notes. As a result, we believe there will be far fewer holders of unregistered guaranteed notes, whom we believe have a greater appetite for unregistered guaranteed notes than the general investing community, to whom you can sell your unregistered guaranteed notes following the exchange offer. You may be forced to sell your unregistered guaranteed notes for a lower price than the prevailing market price of the registered notes. Furthermore, under the registration rights agreement we executed in connection with the April exchange offer, we are under no obligation following the exchange offer to register the untendered unregistered guaranteed notes. Therefore, failure to exchange your unregistered guaranteed notes in the exchange offer is likely to leave you with an illiquid security with no active trading market.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

  OUR DEGREE OF LEVERAGE MAY LIMIT OUR FINANCIAL AND OPERATING ACTIVITIES.

     As of March 31, 2002 we had substantial outstanding indebtedness. See "Prospectus Summary -- Summary of the Terms of the Registered Notes -- Ranking." With respect to the ratio of earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts for the three months ended March 31, 2002, adjusted earnings were $148.5 million less than fixed charges. For the year 2001, adjusted earnings were $623.1 million less than fixed charges. Consummation of the exchange offer will have no effect on our financial leverage.

     This degree of leverage could have material adverse consequences to us and the holders of the guaranteed notes (whether or not registered), including the following: (i) our ability to obtain additional financing in the future for working capital, capital expenditures or other purposes may be impaired; (ii) a substantial portion of our cash flow from operations will be required to be dedicated to the payment of interest expense and principal repayment obligations; (iii) higher interest rates will cause the interest expense on our variable rate debt to be higher; (iv) we may be more highly leveraged than other companies with which we compete, and this may place us at a competitive disadvantage; (v) our degree of leverage will make us more vulnerable to a downturn in our business or in the general economy; and (vi) our degree of leverage may adversely affect the ratings of our insurance company subsidiaries, which in turn may adversely affect their competitive position and ability to sell products.

     Our cash flow may be affected by a variety of factors, many of which are outside of our control, including insurance regulatory issues, competition, financial markets and other general business conditions. Although we believe that amounts required for us to meet our financial and operating obligations will be available from our subsidiaries, our results for future periods beyond 2002 are subject to numerous uncertainties. Consequently, we cannot assure you that we will possess sufficient cash flow and liquidity to meet all of our long-term debt service requirements beyond 2002, including with respect to the guaranteed notes (whether or not registered) and our other obligations.

  A NEGATIVE CHANGE IN THE CLAIMS-PAYING ABILITY RATINGS OF OUR INSURANCE CORPORATIONS COULD NEGATIVELY IMPACT OUR INSURANCE SUBSIDIARIES.

     An important competitive factor for life insurance companies is the ratings they receive from nationally recognized rating organizations. Agents, insurance brokers and marketing companies who market our products and prospective purchasers of our products use the ratings of our insurance subsidiaries as one factor in determining which insurer's products to market or purchase. Ratings have the most impact on our annuity and interest-sensitive life insurance products. Our insurance subsidiaries are currently rated "A- (Excellent)" by A.M. Best Company, and Standard & Poor's Corporation has given our insurance subsidiaries a claims-paying ability rating of "BB+(Marginal)." A.M. Best ratings for the industry currently range from "A++ (Superior)" to "F (In Liquidation)" and some companies are not rated. A.M. Best's ratings and Standard & Poor's claims-paying ability ratings are based upon factors relevant to policyholders, agents and intermediaries and are not directed toward the protection of investors. Such ratings are not recommendations to buy, sell or hold securities. A.M. Best and Standard & Poor's each reviews its ratings from time to time. As of March 31, 2002, the A- (Excellent) financial strength ratings of our primary insurance subsidiaries remained "under review with negative implications". We cannot provide any assurance that the ratings of our insurance subsidiaries will remain at their current level. If those ratings are downgraded, sales of our insurance products could fall significantly and existing policy holders may redeem or lapse their policies, causing a material and adverse impact on our financial results and liquidity.

  WE FACE SIGNIFICANT CONTINGENT OBLIGATIONS ASSOCIATED WITH THE D&O LOANS.

     We have guaranteed bank loans totaling $545.2 million as of March 31, 2002 to approximately 155 current and former directors, officers and key employees, which we refer to as the D&O loans. The funds were used by the participants to purchase approximately 18.0 million shares of our common stock in open market or negotiated transactions with independent parties. Such shares are held by the banks as collateral for the loans. In addition, we have provided loans to participants for interest on the bank loans totaling $151.3 million. The bank loans which we and CIHC have each guaranteed mature on December 31, 2003. We have established a non-cash reserve for the exposure we have in connection with such guarantees. At March 31, 2002, our reserve for losses on the loan guarantees totaled $460.0 million based upon the value of the collateral and the creditworthiness of the participants. If we are required to pay on the guarantees, it could have a material adverse impact on our liquidity position.

  THE COVENANTS IN OUR BANK CREDIT AGREEMENTS ALSO RESTRICT OUR ACTIVITIES.

     In the first quarter of 2002, we amended the credit agreements related to our bank debt. We agreed to a number of covenants and other provisions that restrict our ability to borrow money and pursue some operating activities without the prior consent of the lenders under the credit agreements. Those provisions restrict our ability to use the proceeds of asset sales. We agreed to meet or maintain various financial ratios and balances. Our ability to meet these financial tests and maintain ratings may be affected by events beyond our control. The credit agreement also limits our ability to issue additional debt, incur additional contingent obligations, grant liens, dispose of assets, enter into transactions with affiliates, make certain investments, including in existing and new businesses, change our businesses, and modify our outstanding debt and preferred stock. Although we were in compliance with these provisions as of March 31, 2002, these provisions represent significant restrictions on the manner in which we may operate our business. If we default under any of these provisions, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, no assurance can be given that we would have sufficient liquidity to repay our bank indebtedness in full or any of our other debts. The $1.5 billion facility is due December 31, 2003; however, subject to the absence of any default, we may further extend its maturity to March 31, 2005, provided that: (i) we pay an extension fee of 3.5% of the amount extended; (ii) cumulative principal payments of at least $200.0 million have been paid by September 30, 2002 and at least $500.0 million have been paid by September 30, 2003 and (iii) our interest coverage ratio for the four quarters ending September 30, 2003 is greater than or equal to 2.25 to 1.

  WE ARE A HOLDING COMPANY AND DEPEND ON OUR SUBSIDIARIES FOR CASH.

     We are a holding company with no business operations of our own; we depend on our operating subsidiaries for cash to make principal and interest payments on our debt (including payments to subsidiary trusts to be used for distributions on company-obligated mandatorily redeemable preferred securities), and to pay administrative expenses and income taxes. The cash we receive from our subsidiaries consists of fees for services, tax sharing payments, dividends and surplus debenture interest and principal payments. A deterioration in any of our material subsidiaries' financial condition, earnings or cash flow for any reason could limit such subsidiary's ability to pay cash dividends or other payments to us, which, in turn, would limit our ability to meet our debt service requirements and satisfy our other financial obligations.

     The ability of our insurance subsidiaries to pay dividends is subject to state insurance department regulations. These regulations generally permit dividends to be paid from earned surplus of the insurance company for any 12-month period in amounts equal to the greater of (or in a few states, the lesser of): (i) net gain from operations for the prior year; or (ii) 10% of surplus as of the end of the preceding year. Any dividends in excess of these levels require the approval of the director or commissioner of the applicable state insurance department. In March 2002, we received approval from various insurance regulatory authorities to pay dividends to Conseco of $225.0 million, of which $100.0 million was paid in April 2002. In addition, during the first quarter of 2002, we requested permission to pay dividends to Conseco of $15.0 million which request was approved by regulatory authorities in early April 2002. During the remainder of 2002, we expect to request permission from the regulatory authorities to pay additional extraordinary dividends, substantially all of which are related to anticipated reinsurance transactions. Although we believe that amounts required for us to meet our financial and operating obligations will be available from our subsidiaries, our results for future periods beyond 2002 are subject to numerous uncertainties. We may encounter liquidity problems, which could affect our ability to meet our obligations while attempting to meet competitive pressures or adverse economic conditions. In that event, the value of the notes could be materially adversely affected.

  THE GUARANTEED NOTES ARE UNSECURED AND STRUCTURALLY SUBORDINATED TO THE OBLIGATIONS OF OUR SUBSIDIARIES.

     Because our operations are conducted through subsidiaries, claims of the creditors of those subsidiaries (including policyholders) will rank senior to claims to distributions from the subsidiaries, which we depend on to make payments on the guaranteed notes (whether or not registered). CIHC's subsidiaries had indebtedness for borrowed money (including capitalized lease obligations but excluding indebtedness to affiliates), policy reserves and other liabilities of $50.2 billion at March 31, 2002. The guaranteed notes will rank effectively junior to these liabilities. If an insurance company subsidiary were to be liquidated, that liquidation would be conducted under the insurance law of its state of domicile by such state's insurance regulator as the receiver with respect to such insurer's property and business. In the event of a default on our debt or our insolvency, liquidation or other reorganization, our creditors and stockholders will not have the right to proceed against the assets of our subsidiaries or to cause their liquidation under federal and state bankruptcy laws.

  WE DEPEND ON KEY MANAGEMENT PERSONNEL.

     The development and implementation of our business strategies is dependent upon certain of our key management personnel, in particular Gary Wendt, our chief executive officer. The loss of any of our executive officers could have a material adverse effect on us. We have multi-year employment agreements with Mr. Wendt and certain other key managers. Mr. Wendt's employment agreement expires in 2005 and provides for vesting of certain financial benefits on June 30, 2002.

  DELINQUENCIES AND COLLATERAL RECOVERY RATES EXPERIENCED BY OUR CONSUMER FINANCE SUBSIDIARY CAN BE ADVERSELY IMPACTED BY A VARIETY OF FACTORS, MANY OF WHICH ARE OUTSIDE OUR CONTROL.

     Conseco Finance provided approximately 34% of our revenues for the three months ended March 31, 2002. Delinquencies on loans held in our loan portfolio and our ability to recover collateral and mitigate loan losses can be adversely impacted by a variety of factors, many of which are outside our control. For example, proposed changes to the federal bankruptcy laws applicable to individuals would make it more difficult for borrowers to seek bankruptcy protection, and the prospect of these changes may encourage certain borrowers to seek bankruptcy protection before the law changes, thereby increasing delinquencies. When loans are delinquent and Conseco Finance forecloses on the loan, its ability to sell collateral to recover or mitigate its losses is subject to the market value of such collateral. In manufactured housing, those values may be affected by the available inventory of manufactured homes on the market, a factor over which we have no control. It is also dependent upon demand for new homes, which is tied to economic factors in the general economy. In addition, repossessed collateral is generally in poor condition, which reduces its value.

     Recently, many consumer lenders have stopped or significantly scaled back their consumer finance operations in the manufactured housing sector. These lenders began to foreclose on collateral pledged to secure loans at a more aggressive rate. Conseco Finance may face increased competition from such lenders in disposing of collateral pledged to secure its loans. Often collateral is in similar forms. There is a limited number of collateral buyers and the exiting consumer lenders may be willing to sell their foreclosed collateral at prices significantly below fair market value. As a result, collateral recovery rates for Conseco Finance may fall, which could have a material adverse effect on the financial position and results of Conseco Finance, and reduces the funds available for distribution to CIHC and us for the benefit of its and our creditors.

  AN ECONOMIC DOWNTURN MAY LEAD TO A DETERIORATION IN OUR ASSET QUALITY AND ADVERSELY AFFECT OUR FINANCE BUSINESS EARNINGS AND CASH FLOW.

     The risks associated with our finance business become more acute in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer credit and declining asset values. In the home equity mortgage and manufactured housing businesses, any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowing and increases the loan-to-value ratios of loans previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. For our finance customers, loss of employment, increases in cost-of-living or other adverse economic conditions would impair their ability to meet their payment obligations. In addition, in an economic slowdown or recession, our servicing and litigation costs increase. Any sustained period of increased delinquencies, foreclosures, losses or increased costs would adversely affect our financial condition and results of operations.

  OUR NET INTEREST INCOME AND SERVICING FEES FROM OUR FINANCE OPERATIONS ARE SUBJECT TO PREPAYMENT RISK.

     At March 31, 2002, we had $41.5 billion of managed receivables on which we earn net interest income and servicing fees. Prepayments of our managed receivables, whether due to refinancing, repayments or foreclosures, in excess of management's estimates could adversely affect our future cash flow at our finance subsidiary due to the resulting loss of servicing fee revenue and net interest income on such prepaid receivables. Prepayments can result from a variety of factors, many of which are beyond our control, including changes in interest rates and general economic conditions.

  WE DEPEND UPON SECURITIZATION PROGRAMS TO FUND OUR FINANCE OPERATIONS.

     The most significant source of liquidity for our finance operations has been our ability to finance the receivables we originate through loan securitizations. Accordingly, adverse changes in the securitization market could impair our ability to originate, purchase and sell loans or other assets on a favorable or timely basis. Any such impairment could have a material adverse effect upon our business and results of operations. The securitization market is sensitive to the credit ratings of Conseco Finance in connection with our securitization program. A negative change in the credit ratings of Conseco Finance could have a material adverse effect on our ability to access capital through the securitization market. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Although we have alternative sources of funding, principally warehouse and bank credit facilities as well as loan sales, these alternatives may not be sufficient for us to continue to originate loans at our current origination levels.

     At May 28, 2002, we had $1.9 billion of committed (and an additional $1.9 billion of uncommitted) capacity under our warehouse and bank credit facilities to fund our finance operations, subject to certain conditions. At March 31, 2002, we had borrowed $2.0 billion under these agreements, leaving $1.8 billion available to borrow (of which approximately $0.3 billion is committed). If we are unable to securitize our asset portfolios, our loan originations will significantly decrease and our liquidity will be negatively affected.

     Although we expect to be able to obtain replacement financing when our current securitization facilities expire, there can be no assurance that financing will be obtainable on favorable terms, if at all. To the extent that we are unable to arrange any third party or other financing, our loan origination activities would be adversely affected, which could have a material adverse effect on our operations, financial results and cash position.

  WE MAY EXPERIENCE FURTHER DOWNGRADES IN OUR CREDIT RATING, WHICH COULD AFFECT OUR ABILITY TO REPAY OR REFINANCE THE REGISTERED NOTES.

     We have most recently experienced two consecutive years of net losses. Rating agencies have recently downgraded our credit rating for our debt, including the senior notes, and our Company-obligated mandatorily redeemable preferred securities of subsidiary trusts. On May 28, 2002, our credit rating for the senior notes was downgraded to "Caa1" from "B2" by Moody's, which said its ratings outlook for us is negative. Our senior debt remains on credit watch for further downgrade at Standard & Poor's, which currently rates our senior unsecured debt at "B." At April 22, 2002, our senior debt, including the guaranteed unregistered notes, was rated "B-" and on Rating Watch Negative by Fitch IBCA. A downgrade in our credit rating affects our cost of borrowing and our ability to borrow from lenders. Accordingly, for future periods beyond 2002, we can make no assurances that we will have, or will be able to obtain, sufficient funds to repay the registered notes when they become due.

  OUR FINANCIAL PERFORMANCE MAY BE SUBJECT TO VOLATILITY DUE TO POSSIBLE IMPAIRMENT CHARGES RELATING TO THE VALUATION OF INTEREST-ONLY SECURITIES.

     Conseco Finance holds substantial residual interests in securitization transactions executed prior to September 1999, which we refer to as interest-only securities. We carry these securities at estimated fair value, which we determine by discounting the projected cash flows over the expected life of the loan receivables sold using prepayment, default, loss and interest rate assumptions. Since September 1999, we have securitized our loan receivables using the portfolio method resulting in balance sheet financing treatment. As a result, we are no longer creating interests in interest-only securities.

     We are required to recognize declines in the value of our interest-only securities, and resulting charges to earnings, when: (i) their fair value is less than their carrying value, and (ii) the timing and/or amount of cash expected to be received from these securities has changed adversely from the previous valuation that determined the carrying value. The assumptions we use to determine new values are based on our internal evaluations and consultation with external advisors having significant experience in valuing these securities. Although we believe our methodology is reasonable, many of the assumptions and expectations underlying our determinations may prove wrong, in which case there may be an adverse effect on our financial results. Largely as a result of adverse changes in the underlying assumptions, we recognized impairment charges of $386.9 million in 2001, $515.7 million in 2000, $554.3 million in 1999 and $549.4 million in 1998 to reduce the book value of our interest-only securities and servicing rights. At March 31, 2002, the carrying value of our interest-only securities, net of servicing liabilities was $148.3 million (including unrealized gains of $25.1 million).

     No assurances can be given that our current valuation of interest-only securities will prove accurate in future periods. In addition, in the securitizations to which these interest-only securities relate, we have retained certain contingent risks in the form of guarantees of residual interests. At March 31, 2002, the total amount of these guarantees by Conseco Finance was $1.5 billion. If we have to make more payments on these guarantees than anticipated, or we experience higher than anticipated rates of loan repayment, including due to foreclosures or charge-offs, or any adverse changes in our other assumptions used for valuation (such as interest rates), we could be forced to recognize additional impairment charges which could have a material adverse effect on our financial condition or results of operations.

  OUR INSURANCE BUSINESS PERFORMANCE MAY DECLINE IF OUR PREMIUM RATES ARE NOT ADEQUATE.

     We set the premium rates on our health insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, including the actuarial probability of a policyholder incurring a claim, the severity, and the interest rate earned on our investment of premiums. In setting premium rates, we consider historical claims information, industry statistics, the rates of our competitors and other factors. If our actual claims experience proves to be less favorable than we assumed and we are unable to raise our premium rates, our financial results may be adversely affected. We generally cannot raise our premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our premium rates regularly and file rate increases on our products when we believe existing premium rates are too low. It is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for a rate increase in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates due to unfavorable actual claims experience, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to allow their policies to lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, adversely affecting our financial results in that period.

  OUR RESERVES FOR FUTURE INSURANCE POLICY BENEFITS AND CLAIMS MAY PROVE TO BE INADEQUATE, REQUIRING US TO INCREASE LIABILITIES AND RESULTING IN REDUCED NET INCOME AND SHAREHOLDERS' EQUITY.

     We calculate and maintain reserves for the estimated future payment of claims to our policyholders using the same actuarial assumptions that we use to set our premiums. For our health insurance business, we establish an active life reserve plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims, as well as a reserve for the present value of amounts not yet due on claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and pharmaceutical costs, changes in doctrines of legal liability, and extracontractual damage awards. Therefore, the reserves and liabilities we establish are necessarily based on extensive estimates, assumptions and prior years' statistics. Establishing reserves is an uncertain process, and it is possible that actual claims will materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our financial performance depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in an adverse effect to our financial results and financial position.

  WE ARE SUBJECT TO EXTENSIVE REGULATION.

     Our finance and insurance businesses are subject to extensive regulation and supervision in the jurisdictions in which we operate, which is primarily for the benefit and protection of our customers, and not for the benefit of our investors or creditors. Our finance operations are subject to regulation by federal, state and local government authorities, as well as to various laws and judicial and administrative decisions, that impose requirements and restrictions affecting, among other things, our loan originations, credit activities, maximum interest rates, finance and other charges, disclosure to customers, the terms of secured transactions, collection, repossession and claims-handling procedures, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. Although we believe that we are in compliance in all material respects with applicable local, state and federal laws, rules and regulations, it is possible that more restrictive laws, rules or regulations will be adopted in the future that could make compliance more difficult or expensive, restrict our ability to originate or sell loans, further limit or restrict the amount of interest and other charges earned on loans originated by us, further limit or restrict the terms of loan agreements, or otherwise adversely affect our business or prospects.

     Our insurance subsidiaries are subject to state insurance laws that establish supervisory agencies with broad administrative powers relative to granting and revoking licenses to transact business, regulating sales and other practices, licensing agents, approving policy forms, setting reserve and solvency requirements, determining the form and content of required statutory financial statements, limiting dividends and prescribing the type and amount of investments.

  RECENTLY ENACTED AND PENDING OR FUTURE LEGISLATION COULD ALSO AFFECT THE FINANCIAL PERFORMANCE OF OUR INSURANCE OPERATIONS.

     During recent years, the health insurance industry has experienced substantial changes, primarily caused by healthcare legislation. Recent federal and state legislation and legislative proposals relating to healthcare reform contain features that could severely limit or eliminate our ability to vary our pricing terms or apply medical underwriting standards with respect to individuals which could have the effect of increasing our loss ratios and have an adverse effect on our financial results. In particular, Medicare reform and legislation concerning prescription drugs could affect our ability to price or sell our products.

     In addition, proposals currently pending in Congress and some state legislatures may also affect our financial results. These proposals include the implementation of minimum consumer protection standards for inclusion in all long term care policies, including: guaranteed premium rates; protection against inflation; limitations on waiting periods for pre-existing conditions; setting standards for sales practices for long term care insurance; and guaranteed consumer access to information about insurers, including lapse and replacement rates for policies and the percentage of claims denied. Enactment of any of these proposals could adversely affect our financial results.

  CHANGING INTEREST RATES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Profitability may be directly affected by the level of and fluctuations in interest rates which affect our ability to earn a spread between interest received on loans and the costs of liabilities. While we monitor the interest rate environment and employ hedging strategies designed to mitigate the impact of changes in interest rates, our financial results could be adversely affected by changes in interest rates. During periods of increasing interest rates, we generally experience market pressure to reduce servicing spreads in our financing operations. In addition, an increase in interest rates may decrease the demand for consumer credit. A substantial and sustained increase in interest rates could, among other things: (i) adversely affect our ability to purchase or originate loans or other assets; (ii) reduce the average size of loans underwritten; and (iii) increase securitization funding costs. A significant decline in interest rates could decrease the size of our loan servicing portfolio by increasing the level of loan prepayments, thereby shortening the life and impairing the value of our interest-only securities. Fluctuating interest rates also may affect our net interest income earned resulting from the difference between the yield to us on loans held pending securitization and the cost of funds obtained by us to finance such loans.

     Our spread-based insurance business is subject to several inherent risks arising from movements in interest rates, especially if we fail to anticipate or respond to such movements. First, interest rate changes can cause compression of our net spread between interest earned on investments and interest credited on customer deposits, thereby adversely affecting our results. Second, if interest rate changes produce an unanticipated increase in surrenders of our spread-based products, we may be forced to sell investment assets at a loss in order to fund such surrenders. At December 31, 2001, approximately 19% of our total insurance liabilities (or approximately $4.8 billion) could be surrendered by the policyholder without penalty. Finally, changes in interest rates can have significant effects on the performance of our mortgage-backed securities portfolio, including collateralized mortgage obligations, as a result of changes in the prepayment rate of the loans underlying such securities. We follow asset/liability strategies that are designed to mitigate the effect of interest rate changes on our profitability. However, there can be no assurance that management will be successful in implementing such strategies and achieving adequate investment spreads.

  WE ARE SUBJECT TO LITIGATION CLAIMS WHICH COULD BE MATERIAL.

     We and our subsidiaries are involved on an ongoing basis in lawsuits relating to our operations, including with respect to sales practices, and we and current and former officers and directors are defendants in pending class action lawsuits asserting claims under the securities laws and derivative claims. The ultimate outcome of these lawsuits cannot be predicted with certainty. Director and officer liability insurance against certain liabilities, including liabilities under the securities laws, was in force at the time the securities and derivative litigation was commenced. The outcome of these lawsuits may have a material adverse effect on our financial performance and liquidity.

  THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE.

     Each of the markets in which we operate is highly competitive. Competitors include, in the finance segment, finance companies, commercial banks, thrifts, other financial institutions, credit unions and manufacturers and vendors, and in the insurance segment, other life insurers, commercial banks, thrifts, mutual funds and broker-dealers. Many of our competitors in different segments and regions are larger companies that have greater capital, technological and marketing resources, and have access to capital at a lower cost. Because the actual cost of products is unknown when they are sold, we are subject to competitors who may sell a product at a price that does not cover its actual cost. In the insurance business, claims paying ability ratings can be a key competitive factor in marketing products and in attracting and retaining agents. Should the claims paying ability rating of one or more of our insurance subsidiaries decline, we may not be able to compete successfully.

  TAX LAW CHANGES COULD ADVERSELY AFFECT OUR INSURANCE PRODUCT SALES AND PROFITABILITY.

     We sell deferred annuities and some forms of life insurance products which are attractive to purchasers, in part, because policyholders generally are not subject to United States federal income tax on increases in policy values until some form of distribution is made. Recently, Congress enacted legislation to lower marginal tax rates, reduce the federal estate tax gradually over a ten-year period, with total elimination of the federal estate tax in 2010 and increase contributions which may be made to individual retirement accounts and 401(k) accounts. While these tax law changes will sunset at the beginning of 2011 absent future congressional action, they could in the interim diminish the appeal of our annuity and life insurance products. Additionally, Congress has considered, from time to time, other possible changes to the U.S. tax laws, including elimination of the tax deferral on the accretion of value within certain annuities and life insurance products. There can be no assurance that further tax legislation will not be enacted which would contain provisions with possible adverse effects on our annuity and life insurance products.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into in connection with the April exchange offer. We will not receive any cash proceeds from the issuance of the registered notes. We have agreed to bear the expenses of the exchange offer.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Our selected consolidated financial data are based on and derived from, and should be read in conjunction with, our quarterly report on Form 10-Q for the quarter ended March 31, 2002, and our annual report on Form 10-K for the year ended December 31, 2001, and the related notes thereto. Our consolidated balance sheets at December 31, 2001 and 2000, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 2001, 2000 and 1999, and notes thereto were audited by PricewaterhouseCoopers LLP, independent accountants. Our consolidated financial statements as of December 31, 2001 and 2000, and for each of the three years ended December 31, 2001, are included in our annual report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference herein. The selected consolidated financial data set forth for the three months ended March 31, 2002 and 2001 are unaudited; however, in the opinion of our management, the accompanying selected financial data contain all adjustments, consisting only of normal recurring items, necessary to present fairly the selected financial data for such periods. The results of operations for the three months ended March 31, 2002, may not be indicative of the results of operations to be expected for a full year. See "Incorporation of Certain Documents by Reference" on page i of this prospectus.

     The comparison of selected consolidated financial data is significantly affected by the following business combinations accounted for as purchases:
Washington National Corporation (effective December 1, 1997); Colonial Penn Life Insurance Company and Providential Life Insurance Company (September 30, 1997); Pioneer Financial Services, Inc. (April 1, 1997); and Capitol American Financial Corporation (January 1, 1997). All financial data have been restated to give retroactive effect to the merger (completed on June 30, 1998) with Conseco Finance accounted for as a pooling of interests.

                                   THREE MONTHS ENDED
                                        MARCH 31,                         YEARS ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    2002        2001        2001        2000        1999        1998        1997
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                    (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Insurance policy income.........  $   957.2   $ 1,029.2   $ 4,065.7   $ 4,220.3   $ 4,040.5   $ 3,948.8   $ 3,410.8
Gain on sale of finance
  receivables(a)................        7.2         8.9        26.9         7.5       550.6       745.0       779.0
Net investment income...........      856.7       897.8     3,778.1     3,914.3     3,411.4     2,506.5     2,171.5
Net realized investment gains
  (losses)......................      (52.2)     (113.3)     (413.7)     (358.3)     (156.2)      208.2       266.5
Impairment charge related to
  retained interests in
  securitization transactions...         --        (7.9)     (386.9)     (515.7)     (554.3)     (549.4)     (190.0)
Total revenues..................    1,859.3     2,123.0     7,695.2     7,771.2     7,781.4     7,210.8     6,682.2
Interest expense:
  Corporate.....................       74.4       105.1       369.6       438.4       249.1       182.2       109.4
  Finance and investment
    borrowings..................      294.3       313.9     1,239.6     1,014.7       312.6       258.3       202.9
Total benefits and expenses.....    1,961.4     1,948.7     8,114.6     9,133.0     6,630.5     6,165.1     5,196.5
Income (loss) before
  extraordinary gain (loss) and
  cumulative effect of
  accounting change.............      (99.9)       83.8      (423.1)   (1,130.9)      595.0       509.7       873.3
Adjusted income (loss) before
  extraordinary gain (loss) and
  cumulative effect of
  accounting change(h)..........      (99.9)      111.3      (313.5)   (1,018.4)      705.1       619.9       957.8
Extraordinary gain (loss) on
  extinguishment of debt, net of
  income tax....................        4.0          .3        17.2        (5.0)         --       (42.6)       (6.9)
Cumulative effect of accounting
  change, net of income tax.....         --          --          --        55.3          --          --          --

                                   THREE MONTHS ENDED
                                        MARCH 31,                         YEARS ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    2002        2001        2001        2000        1999        1998        1997
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                    (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
Net income (loss)(b)............      (95.9)       84.1      (405.9)   (1,191.2)      595.0       467.1       866.4
Adjusted net income (loss)(h)...      (95.9)      111.6      (296.3)   (1,078.7)      705.1       577.3       950.9
Preferred stock dividends.......        1.0         3.9        12.8        11.0         1.5         7.8        21.9
Net income (loss) applicable to
  common stock..................      (96.9)       80.2      (418.7)   (1,202.2)      593.5       459.3       844.5
Adjusted net income (loss)
  applicable to common
  stock(h)......................      (96.9)      107.7      (309.1)   (1,089.7)      703.6       569.5       929.0
PER SHARE DATA(C)
Net income (loss), basic........  $    (.28)  $     .24   $   (1.24)  $   (3.69)  $    1.83   $    1.47   $    2.72
Adjusted net income (loss),
  basic(h)......................       (.28)        .32        (.92)      (3.34)       2.17        1.82        2.99
Net income (loss), diluted......       (.28)        .23       (1.24)      (3.69)       1.79        1.40        2.52
Adjusted net income (loss),
  diluted(h)....................       (.28)        .30        (.92)      (3.34)       2.12        1.73        2.77
Dividends declared per common
  share.........................         --          --          --        .100        .580        .530        .313
Book value per common share
  outstanding...................      11.88       14.00       12.34       11.95       15.50       16.37       16.45
Shares outstanding at
  period-end....................      346.0       337.6       344.7       325.7       327.7       315.8       310.0
Weighted average shares
  outstanding for diluted
  earnings......................      345.2       372.7       338.1       326.0       332.9       332.7       338.7
BALANCE SHEET DATA -- PERIOD END
Total investments...............  $24,999.7   $25,581.1   $25,027.2   $25,017.6   $26,431.6   $26,073.0   $26,699.2
Goodwill........................    3,695.4     3,744.7     3,695.4     3,800.8     3,927.8     3,960.2     3,693.4
Total assets....................   61,490.8    58,459.4    61,392.3    58,589.2    52,185.9    43,599.9    40,679.8
Notes payable and commercial
  paper:
  Corporate.....................    4,092.8     4,925.0     4,087.6     5,055.0     4,624.2     3,809.9     2,354.9
  Finance.......................    2,202.8     2,000.2     2,527.9     2,810.9     2,540.1     1,511.6     1,863.0
  Related to securitized finance
    receivables structured as
    collateralized borrowings...   15,048.7    12,396.1    14,484.5    12,100.6     4,641.8          --          --
Total liabilities...............   54,962.3    51,334.0    54,724.8    51,810.9    43,990.6    36,229.4    34,082.0
Company-obligated mandatorily
  redeemable preferred
  securities of subsidiary
  trusts........................    1,916.2     1,909.4     1,914.5     2,403.9     2,639.1     2,096.9     1,383.9
Shareholders' equity............    4,612.3     5,216.0     4,753.0     4,374.4     5,556.2     5,273.6     5,213.9
OTHER FINANCIAL DATA(C)(D)
Premium and asset accumulation
  product collections(e)........  $ 1,520.5   $ 1,620.6   $ 6,247.1   $ 7,158.6   $ 6,986.0   $ 6,051.3   $ 5,075.6
Operating earnings(f)...........       39.9        54.0       218.0       151.8       749.2       841.1       991.8
Managed finance receivables.....   41,532.2    44,776.9    43,002.3    46,585.9    45,791.4    37,199.8    27,957.1
Total managed assets (at fair
  value)(g).....................   93,112.0    93,603.2    94,567.7    95,471.7    98,561.8    87,247.4    70,259.8
Shareholders' equity, excluding
  accumulated other
  comprehensive income (loss)...    5,108.0     5,612.9     5,192.0     5,025.4     6,327.8     5,302.0     5,013.3
Book value per common share
  outstanding, excluding
  accumulated other
  comprehensive income (loss)...      13.32       15.17       13.61       13.95       17.85       16.46       15.80

                                   THREE MONTHS ENDED
                                        MARCH 31,                         YEARS ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    2002        2001        2001        2000        1999        1998        1997
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                    (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
Delinquencies greater than 60
  days as a percentage of
  managed finance receivables...      1.99%       1.72%       2.10%       1.76%       1.42%       1.19%       1.08%

---------------

(a) Subsequent to September 8, 1999, we no longer structure the securitizations of the loans we originate in a manner that results in gain-on-sale revenues. After that date, the gains we recognize are generally related to the sale of the entire loan (with no interests retained by the Company). For more information on this change, refer to our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the period ended March 31, 2002, both of which are incorporated by reference herein.

(b) Net income (loss) includes the following:

                               THREE MONTHS
                                   ENDED
                                 MARCH 31,                 YEARS ENDED DECEMBER 31,
                              ---------------   -----------------------------------------------
                               2002     2001     2001      2000      1999      1998      1997
                              ------   ------   -------   -------   -------   -------   -------
                                                    (DOLLARS IN MILLIONS)
Net investment gains
  (losses), net of income
  tax and other items.......  $(34.1)  $(59.1)  $(242.8)  $(198.1)  $(111.9)  $ (32.8)  $  44.1
Impairment charge, net of
  income tax................      --     (5.0)   (250.4)   (324.9)   (349.2)   (355.8)   (117.8)
Special charges and
  additional amortization,
  net of income tax.........   (45.2)   (10.0)   (123.5)   (534.9)       --    (148.0)       --
Gain on sale of interest in
  riverboat, net of income
  tax.......................      --    122.6     122.6        --        --        --        --
Provision for losses related
  to loan guarantees, net of
  income tax................   (26.0)      --    (110.2)   (150.0)    (11.9)       --        --
Venture capital income
  (loss), net of expenses
  and taxes.................   (35.5)   (17.5)    (15.2)    (99.4)    170.0        --        --
Amounts related to
  discontinued businesses
  and other non-recurring
  items, net of income
  tax.......................      --     (5.1)    (34.4)     13.6     147.3     205.2     (44.8)
Cumulative effect of
  accounting change, net of
  income tax................      --       --        --     (55.3)       --        --        --
Extraordinary gain (loss) on
  extinguishment of debt,
  net of income tax.........     4.0       .3      17.2      (5.0)       --     (42.6)     (6.9)

---------------

For additional discussion of the above items refer to our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the period ended March 31, 2002, both of which are incorporated by reference herein.

(c) All share and per-share amounts have been restated to reflect the two-for-one stock split paid on February 11, 1997.

(d) Amounts under this heading are included to assist the reader in analyzing the Company's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, shareholders' equity or book value per share prepared in accordance with generally accepted accounting principles.

(e) Includes premiums received from universal life products and products without mortality or morbidity risk. Such premiums are not reported as revenues under generally accepted accounting principles and were $585.5 million and $610.5 million for the three months ended March 31, 2002 and 2001, respectively; $2,267.2 million in 2001; $2,731.1 million in 2000; $3,023.3 million in 1999; $2,585.7 million in 1998; and $2,099.4 million in 1997.
    Also includes deposits in mutual funds totaling $88.5 million and $111.3 million for the three months ended March 31, 2002 and 2001, respectively; $468.7 million in 2001; $794.2 million in 2000; $479.3 million in 1999;
    $87.1 million in 1998; and $19.9 million in 1997. Also includes premiums related to our discontinued major medical business, totaling $134.8 million and $209.5 million for the three months ended March 31, 2002 and 2001, respectively; $737.1 million in 2001; $910.6 million in 2000; $855.7 million in 1999; $878.2 million in 1998; and $744.0 million in 1997.

(f) Represents net income excluding the items described in note (b) above. For additional discussion of the criteria we use to identify the items excluded from operating earnings refer to our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the period ended March 31, 2002, both of which are incorporated by reference herein.

(g) Includes: (i) all of the Company's assets; (ii) the total finance receivables managed by Conseco Finance applicable to the holders of asset-backed securities sold by Conseco Finance in securitizations structured in a manner that resulted in gain-on-sale revenue (adjusted for the interests retained by the Company); and (iii) the total market value of the investment portfolios managed by the Company for others of $8.3 billion and $6.9 billion at March 31, 2002 and 2001, respectively, $8.3 billion, $7.2 billion, $11.4 billion, 11.2 billion and $5.1 billion at December 31, 2001, 2000, 1999, 1998 and 1997, respectively.

(h) The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") in June 2001. Under the new rules, intangible assets with an indefinite life are no longer amortized in periods subsequent to December 31, 2001, but are subject to annual impairment tests (or more frequent under certain circumstances), effective January 1, 2002. Conseco has determined that all of its goodwill has an indefinite life and is therefore subject to the new rules. For additional discussion of our adoption of SFAS 142 refer to our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the period ended March 31, 2002, both of which are incorporated by reference herein. A reconciliation of reported net income (loss) to adjusted net income (loss) before the extraordinary gain (loss) on extinguishment of debt and cumulative effect of accounting change is as follows assuming that the nonamortization provisions of SFAS 142 were applied in all periods presented:

                                        THREE MONTHS
                                           ENDED
                                         MARCH 31,                     YEARS ENDED DECEMBER 31,
                                      ----------------   ----------------------------------------------------
                                       2002      2001     2001       2000          1999        1998     1997
                                      ------    ------   -------   ---------       ----       ------   ------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net income (loss), as reported......  $(95.9)   $ 84.1   $(405.9)  $(1,191.2)     $595.0      $467.1   $866.4
Add: amortization of goodwill, net
  of income taxes...................      --      27.5     109.6       112.5       110.1       110.2     84.5
                                      ------    ------   -------   ---------      ------      ------   ------
Adjusted net income (loss)..........   (95.9)    111.6    (296.3)   (1,078.7)      705.1       577.3    950.9
Less: extraordinary (gain) loss on
  extinguishment of debt, net of
  income taxes......................    (4.0)      (.3)    (17.2)        5.0          --        42.6      6.9
Add: cumulative effect of accounting
  change, net of income taxes.......      --        --        --        55.3          --          --       --
                                      ------    ------   -------   ---------      ------      ------   ------
  Adjusted net income (loss) before
    extraordinary (gain) loss on
    extinguishment of debt and
    cumulative effect of accounting
    change..........................  $(99.9)   $111.3   $(313.5)  $(1,018.4)     $705.1      $619.9   $957.8
                                      ======    ======   =======   =========      ======      ======   ======

                                        THREE MONTHS
                                           ENDED
                                         MARCH 31,                     YEARS ENDED DECEMBER 31,
                                      ----------------   ----------------------------------------------------
                                       2002      2001     2001       2000          1999        1998     1997
                                      ------    ------   -------   ---------       ----       ------   ------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Income (loss) per common share:
  Basic:
    Net income (loss) as reported...  $ (.28)   $  .24   $ (1.24)  $   (3.69)     $ 1.83      $ 1.47   $ 2.72
    Add: amortization of goodwill,
       net of income taxes..........      --       .08       .32         .35         .34         .35      .27
                                      ------    ------   -------   ---------      ------      ------   ------
    Adjusted net income (loss)......    (.28)      .32      (.92)      (3.34)       2.17        1.82     2.99
    Less: extraordinary (gain) loss
       on extinguishment of debt,
       net of income taxes..........    (.01)       --      (.05)        .01          --         .14      .02
    Add: cumulative effect of
       accounting change, net of
       income taxes.................      --        --        --         .17          --          --       --
                                      ------    ------   -------   ---------      ------      ------   ------
       Adjusted net income (loss)
         before extraordinary (gain)
         loss on extinguishment of
         debt and cumulative effect
         of accounting change.......  $ (.29)   $  .32   $  (.97)  $   (3.16)     $ 2.17      $ 1.96   $ 3.01
                                      ======    ======   =======   =========      ======      ======   ======
  Diluted:
    Net income (loss) as reported...  $ (.28)   $  .23   $ (1.24)  $   (3.69)     $ 1.79      $ 1.40   $ 2.52
    Add: amortization of goodwill,
       net of income taxes..........      --       .07       .32         .35         .33         .33      .25
                                      ------    ------   -------   ---------      ------      ------   ------
    Adjusted net income (loss)......    (.28)      .30      (.92)      (3.34)       2.12        1.73     2.77
    Less: extraordinary (gain) loss
       on extinguishment of debt,
       net of income taxes..........    (.01)       --      (.05)        .01          --         .13      .02
    Add: cumulative effect of
       accounting change, net of
       income taxes.................      --        --        --         .17          --          --       --
                                      ------    ------   -------   ---------      ------      ------   ------
       Adjusted net income (loss)
         before extraordinary (gain)
         loss on extinguishment of
         debt and cumulative effect
         of accounting change.......  $ (.29)   $  .30   $  (.97)  $   (3.16)     $ 2.12      $ 1.86   $ 2.79
                                      ======    ======   =======   =========      ======      ======   ======

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     On April 24, 2002, we exchanged $1,292,637,000 aggregate principal amount of our senior notes for a corresponding amount of our unregistered guaranteed notes. The April exchange offer was only made, and the unregistered guaranteed notes were only offered and issued (i) in the United States, to "qualified institutional buyers," as that term is defined in Rule 144A under the Securities Act, and institutional "Accredited Investors" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than "U.S. persons," as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act. The April exchange offer was not registered under the Securities Act.

     The terms of the unregistered guaranteed notes are substantially identical to those of the tendered senior notes, except that the unregistered guaranteed notes have longer maturities and are guaranteed by CIHC, Incorporated, our direct subsidiary and the holding company of our principal operating subsidiaries. The purpose of the April exchange offer was to extend the maturity profile of our debt in order to improve our financial flexibility and to enhance our future ability to refinance public debt. Following the April exchange offer, an aggregate of $1,247,662,000 principal amount of senior notes remained outstanding (and without the benefit of the CIHC guarantee).

     Simultaneously with the April exchange offer, we and the guarantor entered into a registration rights agreement with the Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc., the dealer managers for the April exchange offer. Under the agreement, we have filed the registration statement of which this prospectus is a part and we are making this exchange offer. You should read the discussion under the headings "Prospectus
Summary -- Summary of the Terms of the Registered Notes," "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

     Because we did not register the unregistered guaranteed notes issued in the April exchange offer under the Securities Act, they may only be transferred in limited circumstances under the federal securities laws. If the holders of the unregistered guaranteed notes do not exchange their notes in the exchange offer, they will not have the further right to have their unregistered guaranteed notes registered under the Securities Act. Anyone who still holds unregistered guaranteed notes after the exchange offer therefore may not be able to publicly sell his or her unregistered guaranteed notes and may therefore only sell such notes to persons in transactions exempt from registration under the Securities Act.

     The registered notes will be issued without a restrictive legend under the Securities Act. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that the registered notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us (which you will be deemed to make by delivering a completed letter of transmittal or agent's message if you tender through DTC) that:

          (1) you are acquiring the registered notes to be issued to you in the exchange offer in the ordinary course of your business;

          (2) you have no arrangement or understanding with any person to participate in the distribution of the unregistered guaranteed notes or the registered notes to be issued to you in the exchange offer; and

          (3) you are not an affiliate of Conseco's or CIHC's.

     If you tender your notes in the exchange offer for the purpose of participating in a distribution of the registered notes, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes in the exchange offer for its own account must acknowledge (by delivering a completed letter of transmittal or agent's message) that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. We have agreed that, during a period starting on the expiration date of this exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Consummation of the exchange offer may have adverse consequences to holders of unregistered guaranteed notes who elect not to tender their notes in the exchange offer. After we complete the exchange offer, if you have not tendered your unregistered guaranteed notes, you will not have any further registration rights. Your unregistered guaranteed notes will continue to be subject to restrictions on transfer. Therefore, the liquidity of the market for untendered unregistered guaranteed notes likely will be adversely affected upon completion of the exchange offer. See "Risk Factors -- Risks Related to Continuing Ownership of the Unregistered Guaranteed Notes."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth herein and in the letter of transmittal, we are offering to exchange:

FOR EACH $1,000 PRINCIPAL AMOUNT OF
THE FOLLOWING UNREGISTERED           OUTSTANDING AGGREGATE   THE EXCHANGING HOLDERS WILL RECEIVE $1,000 PRINCIPAL
GUARANTEED NOTES:                      PRINCIPAL AMOUNT         AMOUNT OF THE CORRESPONDING REGISTERED NOTES:
-----------------------------------  ---------------------   ----------------------------------------------------
8.5% Guaranteed Senior Notes due
  2003.........................          $    991,000        8.5% Guaranteed Senior Notes due 2003
6.4% Guaranteed Senior Notes due
  2004.........................            14,936,000        6.4% Guaranteed Senior Notes due 2004
8.75% Guaranteed Senior Notes due
  2006.........................           364,294,000        8.75% Guaranteed Senior Notes due 2006
6.8% Guaranteed Senior Notes due
  2007.........................           150,783,000        6.8% Guaranteed Senior Notes due 2007
9% Guaranteed Senior Notes due
  2008.........................           399,200,000        9% Guaranteed Senior Notes due 2008
10.75% Guaranteed Senior Notes due
  2009.........................           362,433,000        10.75% Guaranteed Senior Notes due 2009

     The registered notes will be issued in exchange for unregistered guaranteed notes validly tendered and not withdrawn in the exchange offer, if consummated, on the settlement date, which will be approximately three business days following the expiration date of the exchange offer, or as soon as practicable thereafter. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the corresponding unregistered guaranteed note tendered or from such earlier date from which interest is stated to accrue on such notes.

     Outstanding unregistered guaranteed notes may be exchanged only in minimum denominations of $1,000 principal amount and integral multiples of $1,000.

     The form and terms of the registered notes are substantially the same as the form and terms of the unregistered guaranteed notes, except that the registered notes will not bear legends restricting their transfer. See "Description of the Registered Notes." The registered notes will be issued pursuant to, and entitled to the benefits of, the exchange offer indentures. One of the exchange offer indentures will govern the issuance of the registered 10.75% notes and the other indenture will govern the issuance of the remaining registered notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders of the unregistered guaranteed notes. We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the related rules and regulations of the Commission.

     We will be deemed to have accepted validly tendered unregistered guaranteed notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered unregistered guaranteed notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted unregistered guaranteed notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

     You will not be required to pay brokerage commissions or fees or, except as set forth below under "-- Transfer Taxes," transfer taxes with respect to the exchange of your notes in the exchange offer. We will pay all charges and expenses, if any, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses" below.

EXPIRATION DATE; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2002, unless we determine, in our sole discretion, to extend the exchange offer in respect of any series of unregistered guaranteed notes, in which case, it will expire at the later date and time to which it is extended with respect to such series. We do not intend to extend the exchange offer, although we reserve the right, in our absolute discretion, to do so. If the exchange offer is amended in a manner we determine constitutes a material change, we will extend the exchange offer with respect to the applicable series for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during the five to ten business day period.

     We also reserve the right, in our sole discretion,

          (1) to delay accepting any unregistered guaranteed notes or, if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied or waived at the expiration date, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent, or

          (2) to amend the terms of the exchange offer in respect of any series of unregistered guaranteed notes, in any manner, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

     We will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release to the Dow Jones News Service or other similar media outlet. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

LETTER OF TRANSMITTAL; REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDERS OF UNREGISTERED GUARANTEED NOTES

     Upon the submission of the letter of transmittal, or agreement to the terms of the letter of transmittal pursuant to an agent's message, as to a series of unregistered guaranteed notes, a holder, or the beneficial holder of such notes on behalf of which the holder has tendered, will, subject to the terms and conditions of the exchange offer generally, be deemed, among other things, to:

          (1) irrevocably exchange, assign and transfer to or upon our order or the order of our nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder's status as a holder of, all unregistered guaranteed notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the unregistered guaranteed notes arising under, from or in connection with such notes;

          (2) to the extent permitted by law, waive any and all rights with respect to the unregistered guaranteed notes tendered thereby (including, without limitation, any existing or past defaults and their consequences in respect of such notes); and

          (3) to the extent permitted by law, release and discharge us and the trustee from any and all claims such holder may have, now or in the future, arising out of or related to the unregistered guaranteed notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the unregistered guaranteed notes tendered thereby (other than as expressly provided in this prospectus and in the letter of transmittal) or to participate in any redemption or defeasance of the unregistered guaranteed notes tendered thereby.

     In addition to those representations, warranties and agreements described under "--Purpose and Effect" above, the tendering holder will be deemed to represent, warrant and agree that:

          (1) it has received and has had the opportunity to review this prospectus;

          (2) it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the unregistered guaranteed notes tendered thereby and it has full power and authority to execute the letter of transmittal;

          (3) the unregistered guaranteed notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that we will acquire good, indefeasible and unencumbered title to such notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

          (4) it will not sell, pledge, hypothecate or otherwise encumber or transfer any unregistered guaranteed notes tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

          (5) the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

          (6) the submission of the letter of transmittal to the exchange agent shall, subject to a holder's ability to withdraw its tender and subject to the terms and conditions of the exchange offer generally, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the unregistered guaranteed notes tendered thereby in favor of us or such other person or persons as we may direct and to deliver such form(s) of transfer and other document(s) in the attorney's and agent's discretion and/or the certificate(s) and other document(s) of title relating to such senior notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees such notes; and

          (7) that the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly.

     The representations and warranties and agreements of a holder tendering unregistered guaranteed notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any unregistered guaranteed notes shall mean any holder that exercises investment discretion with respect to such notes.

PROCEDURES FOR TENDERING

     A holder of unregistered guaranteed notes who wishes to accept the exchange offer, and whose notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct that custodial entity to tender with respect to such holder's notes on the holder's behalf pursuant to the procedures of the custodial entity.

     To tender in the exchange offer, a holder of unregistered guaranteed notes must either (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions (including guaranteeing the signature(s) to the letter of transmittal, if required), and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the unregistered guaranteed notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date, or (ii) comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

     The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book entry transfer) an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth on the back cover page of this prospectus. Unregistered guaranteed notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent's message, are received by the exchange agent.

     The method of delivery of unregistered guaranteed notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. You must not send the letter of transmittal or any unregistered guaranteed notes to anyone other than the exchange agent.

     All registered notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any registered notes to be delivered to you pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

  BOOK-ENTRY DELIVERY PROCEDURES FOR TENDERING UNREGISTERED GUARANTEED NOTES HELD WITH DTC

     If you wish to tender unregistered guaranteed notes held on your behalf by a nominee with DTC, you must (i) inform your nominee of your interest in tendering such notes pursuant to the exchange offer, and (ii) instruct your nominee to tender all notes you wish to be tendered in the exchange offer into the exchange agent's account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender unregistered guaranteed notes by effecting a book-entry transfer of the unregistered guaranteed notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC, and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a "participant") tendering unregistered guaranteed notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

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

  PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

     Signatures on a letter of transmittal or notice of withdrawal described below (see "-- Withdrawal Rights"), as the case may be, must be guaranteed by an eligible institution unless the notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal, or notice of withdrawal are required to be guaranteed, such guarantee must be made by an eligible institution.

     If the letter of transmittal is signed by the holder(s) of unregistered guaranteed notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the unregistered guaranteed notes without alteration, enlargement or any change whatsoever. If any of the unregistered guaranteed notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the unregistered guaranteed notes tendered thereby are registered in different names on different unregistered guaranteed notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

     If unregistered guaranteed notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

     If the letter of transmittal is signed by a person other than the holder of any unregistered guaranteed notes listed therein, such unregistered guaranteed notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder's name appears on such unregistered guaranteed notes. If the letter of transmittal or any unregistered guaranteed notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of unregistered guaranteed notes waive any right to receive any notice of the acceptance for exchange of their unregistered guaranteed notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which substitute certificates evidencing unregistered guaranteed notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, unregistered guaranteed notes not tendered or exchanged will be returned to such tendering holder.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered unregistered guaranteed notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered unregistered guaranteed notes determined by us not to be in proper form or not to be properly tendered or any tendered unregistered guaranteed notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular unregistered guaranteed notes, whether or not waived in the case of other unregistered guaranteed notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered guaranteed notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered guaranteed notes, neither we, the exchange agent, nor the information agent, nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification.

Tenders of unregistered guaranteed notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any holder whose unregistered guaranteed notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the unregistered guaranteed notes. Holders may contact the information agent for assistance with such matters.

WITHDRAWAL RIGHTS

     You may withdraw tenders of unregistered guaranteed notes of any series at any time prior to the withdrawal deadline, 5:00 p.m., New York City time on
          , 2002. You may not withdraw your tenders of unregistered guaranteed notes subsequent to that time, even if we extend the expiration date of the exchange offer.

     For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the withdrawal deadline at one of its addresses set forth on the back cover page of this prospectus. The withdrawal notice must specify the name of the person who tendered the unregistered guaranteed notes to be withdrawn; must contain a description of the unregistered guaranteed notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such unregistered guaranteed notes and the aggregate principal amount represented by such unregistered guaranteed notes; and must be signed by the holder of such unregistered guaranteed notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the unregistered guaranteed notes. In addition, the notice of withdrawal must specify, in the case of unregistered guaranteed notes tendered by delivery of certificates for such notes, the name of the registered holder (if different from that of the tendering holder) or, in the case of unregistered guaranteed notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn unregistered guaranteed notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the unregistered guaranteed notes have been tendered for the account of an eligible institution.

     Withdrawal of tenders of unregistered guaranteed notes may not be rescinded, and any unregistered guaranteed notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn unregistered guaranteed notes may, however, be retendered by again following one of the procedures described in "-- Procedures for Tendering" prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     The completion of the exchange offer is subject to certain conditions including (1) that the exchange offer not violate applicable law or applicable interpretations of the staff of the SEC or (2) that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to issue registered notes, and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions has not been satisfied or waived, prior to or concurrently with the expiration of the exchange offer, as extended:

          (1) nothing shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, or the exchange of registered notes for unregistered guaranteed notes under the exchange offer, by or before any court or governmental regulatory or administrative agency, authority or tribunal, that either:

             (a) challenges the making of the exchange offer or the exchange of registered notes for unregistered guaranteed notes under the exchange offer, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of registered notes for unregistered guaranteed notes under the exchange offer; or

             (b) in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and those of our subsidiaries, individually or taken as a whole, or materially impair the contemplated benefits to us of the exchange offer or the exchange of registered notes for unregistered guaranteed notes under the exchange offer;

          (2) there shall not have occurred any of the following: (a) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (b) a banking moratorium shall have been declared by Federal or state authorities, (c) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (d) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of our board of directors, impracticable or inadvisable to proceed with the exchange offer on the terms and in the manner contemplated in this prospectus or (e) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

          (3) one or more of the trustees with respect to the indentures for the registered notes shall not have objected in any respect, or taken any action that could, in our reasonable judgment, adversely affect the consummation of, the exchange offer or the exchange of registered notes for unregistered guaranteed notes under the exchange offer, nor shall any trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of the unregistered guaranteed notes under the exchange offer.

     The foregoing conditions are for our sole benefit and may be waived by us in whole or in part, and with respect to any or all series of unregistered guaranteed notes, at our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

     If any of the foregoing conditions are not satisfied with respect to any series of unregistered guaranteed notes, we may, at any time before or concurrently with the expiration date for the exchange offer:

          (1) terminate the exchange offer with respect to that series of unregistered guaranteed notes and return all tendered unregistered guaranteed notes of that series to the holders thereof;

          (2) modify, extend or otherwise amend the exchange offer with respect to that series of unregistered guaranteed notes and retain all unregistered guaranteed notes of that series tendered and not withdrawn until the expiration date of the modified, extended or amended exchange offer with respect to such series (see "-- Withdrawal Rights" and "-- Letter of Transmittal; Representations, Warranties and Covenants of Holders of Unregistered Guaranteed Notes"); or

          (3) waive the unsatisfied conditions with respect to the exchange offer and accept all unregistered guaranteed notes of that series tendered and not previously withdrawn.

     We reserve the right, in our absolute discretion, to purchase or make offers to purchase any senior notes, to the extent permitted by applicable law, in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. Any purchase or offer to purchase will not be made except in accordance with applicable law.

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

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of unregistered guaranteed notes, or by a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

     The exchange agent also acts as trustee under the exchange offer indentures.

INFORMATION AGENT

     Georgeson Shareholder Communications Inc. has been appointed as the information agent for the exchange offer and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of senior notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders of the unregistered guaranteed notes. The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone, electronic mail or in person by the information agent, as well as by our officers and other employees and those of our affiliates.

     If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with a tender of your unregistered guaranteed notes for exchange unless you instruct us to register registered notes in the name of, or request that unregistered guaranteed notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer and the costs associated with the exchange offer will be expensed as incurred.

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

                      DESCRIPTION OF THE REGISTERED NOTES

     We issued the unregistered guaranteed notes and will issue the registered notes under two new indentures by and among us, CIHC and State Street Bank and Trust Company, as trustee. We sometimes refer to these new indentures as the "exchange offer indentures". The terms of the registered notes include those stated in the exchange offer indentures and those made part of the exchange offer indentures by reference to the Trust Indenture Act of 1939, as amended.

     One of the exchange offer indentures governs the issuance of the registered 10.75% notes, under which we issued the 10.75% unregistered guaranteed notes in the April exchange offer and the other exchange offer indenture governs the issuance of the remaining registered notes, under which we issued the remaining unregistered guaranteed notes in the April exchange offer. The terms of an exchange offer indenture will only apply to the registered notes issued by that indenture.

     The terms and conditions of the registered notes are identical to the terms and conditions of the unregistered guaranteed notes, with the exception of any restrictive legends applicable to the unregistered guaranteed notes.

     We incorporate by reference in this prospectus the description of our senior notes in the various prospectuses and prospectus supplements used in connection with the original issuance and sale of the senior notes, in exchange for which the unregistered guaranteed notes were issued in the April exchange offer. We describe below only those terms of the registered notes that differ from the terms of the senior notes. This description does not purport to restate the exchange offer indentures in their entirety. We urge you to read the exchange offer indentures because they, and not this description, define your rights as holders of the registered notes. Georgeson Shareholder Communications Inc., the information agent for the exchange offer, will provide a copy of the exchange offer indentures governing the registered notes, at no cost, to any holder requesting a copy. To request a copy of any or all of these documents, you should call Georgeson at the telephone number on the back cover of this prospectus.

GUARANTEES AND RELATED PROVISIONS

     The registered notes will be guaranteed by CIHC on an unsecured senior subordinated basis. The guarantees will be subordinated to the prior payment in full of all Obligations under the Credit Agreements and all other Senior Debt of CIHC and equal in right of payment to the unregistered guaranteed notes.

CERTAIN DEFINITIONS RELATING TO THE GUARANTEES SUBSECTIONS

     Except as defined below, all capitalized terms used in the above Guarantees and Related Provisions and Subordination subsections in this Description of Registered Notes shall have the same meanings ascribed to such terms in the relevant exchange offer indentures.

     "Credit Agreements" means:

          (1) the $1,500,000,000 Five-Year Credit Agreement dated as of September 25, 1998, as amended, among us, Bank of America National Trust and Savings Association, as Agent, First Union National Bank and JPMorgan Chase Bank, as Syndication Agents, Morgan Guaranty Company of New York, as Documentation Agent, and the other financial institutions party thereto, as such Agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time thereafter, including any appendices, exhibits or schedules to any of the foregoing, as the same may be in effect from time to time, in each case, including any amendment, modification, supplement, renewal, refunding, replacement, refinancing, extension or restatement thereof (any of the foregoing being a "Refinancing") from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing; and

          (2) (a) a Credit Agreement, dated as of August 21, 1998, among certain individuals, certain banks and Bank of America National Trust and Savings Association, as administrative agent, including any appendices, exhibits or schedules thereto, as the same may be in effect from time to time, including any Refinancing thereof from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing, (b) the Credit Agreement, dated as of November 22, 2000, among certain individuals, certain banks and Bank of America N.A., as administrative agent, refinancing the obligations under an Amended and Restated Credit Agreement, dated as of August 26, 1997, including any appendices, exhibits or schedules thereto, as the same may be in effect from time to time, including any Refinancing thereof from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing, (c) a Credit Agreement, dated as of November 22, 2000, among certain individuals, certain banks and Bank of America N.A., as administrative agent, refinancing certain of the obligations described under the credit agreement in clause (a), including any appendices, exhibits or schedules thereto, as the same may be in effect from time to time, including any Refinancing thereof from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing, and (d) a Credit Agreement, dated as of November 22, 2000, among certain individuals, certain banks and JPMorgan Chase Bank, refinancing the obligations under the Credit Agreement, dated as of September 15, 1999 including any appendices, exhibits or schedules thereto, as the same may be in effect from time to time, including any Refinancing thereof from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing;

     provided that the principal amount of any Refinancing Indebtedness with respect to any of the foregoing clauses shall not exceed the amount of the Indebtedness subject to such Refinancing, immediately prior to such Refinancing.

     "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

     "Guarantee" means: a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means: with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

          (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time;

          (4) other agreements designed to hedge against market risks associated with the issuance of insurance products; and

          (5) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any specified Person: any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing the amount of liability in respect of a capital lease that would, at the time of determination, be required to be capitalized on a balance sheet in accordance with GAAP;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations;

if and to the extent of any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person: all direct or indirect investments by such Person in other Persons (including affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means: with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or, otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Obligations" means: any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Conseco or its Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, shares, expenses, indemnifications, reimbursement obligations, damages (including liquidated damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Person" means: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency of political subdivision thereof.

     "Senior Debt" means:

          (1) all Indebtedness of CIHC outstanding under the Credit Agreements and guarantees by CIHC of Indebtedness thereunder and all Hedging Obligations with respect thereto;

          (2) any Indebtedness of CIHC outstanding as of the date hereof (other than promissory notes outstanding by CIHC in favor of Conseco Finance, CFIHC, Inc. and Conseco, Inc.) and any Refinancing thereof under a credit agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the registered notes; provided that the aggregate principal amount of Indebtedness outstanding pursuant to clauses (1) and (2) does not at any time exceed the aggregate principal amount of the existing Senior Debt under clauses (1) and (2) on the date hereof;

          (3) up to an aggregate of $100 million of other Indebtedness at any time outstanding; and

          (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by CIHC;

          (2) any Indebtedness of CIHC to any of its subsidiaries or other affiliates;

          (3) any guarantee by CIHC of the unregistered guaranteed notes;

          (4) any trade payables;

          (5) the portion of any Indebtedness that is incurred in violation of the indentures; or

     (6) any Indebtedness the terms of which provide that it is on a parity with or subordinated in right of payment to the registered notes.

     "Significant Subsidiary" means: any Subsidiary of us with, after the elimination of intercompany accounts, (a) assets which constituted at least 5% of our consolidated total assets, or (b) revenues which constituted at least 5% of our consolidated total revenue or (c) net earnings which constituted at least 5% of our consolidated total net earnings, but not less than $10,000,000, all as determined as of the date of our most recently prepared quarterly financial statements for the 12-month period then ended.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

          (3) any limited liability company of which more than 50% of the membership interest is owned or controlled by that Person or a Subsidiary of such Person; and

          (4) a trust, association or other unincorporated organization of which more than 50% of the beneficial interest is owned or controlled by such Person or a Subsidiary of such Person; provided, that, with respect to any Investment made by us in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered our Subsidiary for the purposes of the indentures if such Person is not integral to business or operations of or any Significant Subsidiary.

     For each series of registered notes, interest will be payable at the same annual rate, on the same interest payment dates and upon the same terms as the corresponding series of unregistered guaranteed notes. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the corresponding unregistered guaranteed note tendered or such earlier date, if any, from which interest was stated to accrue for such unregistered guaranteed notes.

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

BOOK-ENTRY, DELIVERY AND FORM

  GLOBAL NOTES

     The unregistered guaranteed notes were, and the registered notes will be, issued in the form of one or more registered notes in global form, without interest coupons. The Global Notes will be deposited on the date of issuance with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

DEPOSITORY PROCEDURES

     The following description of the operations of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

     DTC has advised us that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

     We expect that pursuant to procedures established by DTC (i) upon deposit of each Global Note, DTC will credit the accounts of participants designated by the holders of unregistered guaranteed notes who exchange their unregistered guaranteed notes in the exchanger offer with an interest in the Global Note and
(ii) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of registered notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of registered notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such registered notes.

     Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any registered notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such registered notes under the indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the registered notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC "s settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE REGISTERED NOTES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF REGISTERED NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE EXCHANGE OFFER INDENTURES FOR ANY PURPOSE.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive registered notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes, and we fail to appoint a successor depositary, or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a default or event of default with respect to the registered notes.

     In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address. The registered notes represented by the Global Notes are expected to trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in the registered notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material U.S. federal income tax considerations relating to the exchange of unregistered guaranteed notes for registered notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of unregistered guaranteed notes who hold the unregistered guaranteed notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

     - tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

     - tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

     - tax consequences to holders whose "functional currency" is not the U.S. dollar;

     - tax consequences to persons who hold notes through a partnership or similar pass-through entity;

     - any U.S. federal gift, estate or alternative minimum tax consequences; or

     - any state, local or foreign tax consequences.

     The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

CONSEQUENCES OF TENDERING NOTES

     The exchange of your unregistered guaranteed notes for registered notes in the exchange offer should not constitute an exchange for U.S. federal income tax purposes. Accordingly, the exchange offer should have no U.S. federal income tax consequences to you and you should not recognize gain or loss if you exchange your unregistered notes for registered notes. For example, there should be no change in your tax basis and your holding period should carry over to the registered notes. In addition, the U.S. federal income tax consequences of holding and disposing of your registered notes should be the same as those applicable to your unregistered guaranteed notes.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING UNREGISTERED GUARANTEED NOTES FOR REGISTERED NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers, in connection with resales of registered notes. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We reserve the right in our sole discretion to purchase or make offers for, or to offer registered notes for, any unregistered guaranteed notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase unregistered guaranteed notes in the open market, in privately negotiated transactions or otherwise.

     We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the registered notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal maters on behalf of the Company will be passed upon for us by David K. Herzog, our Executive Vice President, General Counsel and Secretary. Mr. Herzog is a full-time employee and officer of ours and holds shares and options to purchase shares of our common stock. Certain legal matters relating to the registered notes offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP.

                                    EXPERTS

     The consolidated financial statements of Conseco, Inc. and subsidiaries as of December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Conseco files annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference room. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 The exchange agent for the exchange offer is:

                            [STATE STREET BANK LOGO]

                  By Mail:                         By Hand or Overnight Express Delivery:
     State Street Bank and Trust Company             State Street Bank and Trust Company
                P.O. Box 778                               Two Avenue de Lafayette
            Boston, MA 02102-0078                     5th Floor, Corporate Trust Window
              Attn: Ralph Jones                             Boston, MA 02111-1724
                                                              Attn: Ralph Jones

                 By Facsimile (for Eligible Institutions only):

                                 (617) 662-1452

                             Confirm by Telephone:

                                 (617) 662-1548

  Questions, requests for assistance and requests for additional copies of the offering memorandum
                                      and
 related letter of transmittal may be directed to the information agent at the address set forth below.

                The information agent for the exchange offer is:

                          [GEORGESON SHAREHOLDER LOGO]

                          17 State Street, 10th Floor
                               New York, NY 10004
                     Banks and Brokers call: (212) 440-9800
                   All Others Call Toll Free: (866) 867-0999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct provided such conduct was in good faith and was for a purpose the person reasonably believed to be in or not opposed to the best interests of the corporation, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

     The By-laws of Conseco, Inc. (the "Company") provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Company, if
(a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of the Company or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the board of directors: (a) by the board of directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the board of directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel.

     The above discussion of Company's By-laws and the Indiana Business Corporation law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Business Corporation Law.

     We have purchased director and officer liability insurance which would provide coverage against certain liabilities, including liabilities under the securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
 3.1       Amended and Restated Certificate of Incorporation of
           Conseco, Inc.(2)
 3.2       By-Laws of Conseco, Inc.(3)
 3.3*      Certificate of Incorporation of CIHC, Incorporated.
 3.4**     By-Laws of CIHC, Incorporated.
 4.1*      First Senior Supplemental Indenture, dated as of April 24,
           2002 to Second Senior Indenture for the 10.75% Guaranteed
           Senior Notes dated as of April 24, 2002 between Conseco,
           Inc., CIHC, Incorporated and State Street Bank and Trust
           Company.
 4.2*      Second Senior Indenture, dated as of April 24, 2002 for
           10.75% Guaranteed Senior Notes, between Conseco, Inc., CIHC,
           Incorporated and State Street Bank and Trust Company.
 4.3*      First Senior Indenture, dated as of April 24, 2002 among
           Conseco, Inc., CIHC, Incorporated and State Street Bank and
           Trust Company.
 4.4*      Terms Resolution, dated as of April 24, 2002 with respect to the 6.4% Guaranteed Senior Notes, due February 10, 2004.
 4.5*      Terms Resolution, dated as of April 24, 2002 with respect to the 8.5% Guaranteed Senior Notes due October 15, 2003.
 4.6*      Terms Resolution, dated as of April 24, 2002 with respect to the 6.8% Guaranteed Senior Notes due June 15, 2007.

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
 4.7*      Terms Resolution, dated as of April 24, 2002 with respect to the 9% Guaranteed Senior Notes due April 15, 2008.
 4.8*      Terms Resolution, dated as of April 24, 2002 with respect to the 8.75% Guaranteed Senior Notes due August 9, 2006.
 4.9*      Registration Rights Agreement, dated as of April 24, 2002
           among Conseco, Inc., CIHC, Incorporated and Banc of America
           Securities LLC, J.P. Morgan Securities Inc. and Lehman
           Brothers Inc., as Dealer Managers.
 4.10      Senior Indenture, dated November 13, 1997, by and between
           the Registrant and Bank of New York as successor in interest to LTCB Trust Company, as Trustee.(6)
 4.11**    Five-Year Credit Agreement, dated as of September 25, 1998, among Conseco, Inc., Bank of America National Trust and
           Savings Association, as Agent, First Union National Bank and
           JPMorgan Chase Bank, as Syndication Agents, Morgan Guaranty
           Company of New York, as Documentation Agent, and the other financial institutions party thereto.
 4.12      First Amendment to the Five-Year Credit Agreement, dated as of September 22, 2000, among Conseco, Inc., the various
           financial institutions parties thereto and Bank of America,
           N.A.(7)
 4.13      Second Amendment to Five-Year Credit Agreement, dated as of
           May 30, 2001, by and among Conseco, Inc., the various
           financial institutions signatory thereto and Bank of
           America, N.A.(1)
 4.14      Third Amendment to Five-Year Credit Agreement, dated as of
           March 20, 2002, by and among Conseco, Inc., the various
           financial institutions signatory thereto and Bank of
           America, N.A.(1)
 5.1**     Opinion of Weil, Gotshal & Manges LLP.
 5.2**     Opinion of David K. Herzog.
10.1.13    Employment Agreement, dated February 9, 1996 between Green
           Tree and Lawrence Coss and related Noncompetition agreement dated February 9, 1996, as amended by the Amendment
           Agreement dated April 6, 1998.(8)
10.1.14    Employment Agreement, amended and restated as of December
           15, 1999, between the Conseco, Inc. and Maxwell E.
           Bublitz.(9)
10.1.15    Employment Agreement, amended and restated as of December
           15, 1999, between Conseco, Inc. and James S. Adams.(9)
10.1.16    Description of incentive compensation and severance
           arrangement with Edward M. Berube.(10)
10.1.24    Second Amendment Agreement , dated as of November 1, 1999, between Conseco Finance Corp. and Lawrence M. Coss.(11)
10.1.27    Employment Agreement by and between Gary C. Wendt and
           Conseco, Inc., dated as of June 28, 2000.(12)
10.1.28    Nonqualified Stock Option Agreement by and between Gary C.
           Wendt and Conseco, Inc. dated as of June 28, 2000.(12)
10.1.29    Restricted Stock Agreement by and between Gary C. Wendt and
           Conseco, Inc., dated as of June 28, 2000.(12)
10.1.30    Employment Agreement by and between David K. Herzog and
           Conseco, Inc., dated as of August 11, 2000.(13)
10.1.31    Supplemental Retirement Agreement dated as of August 16,
           2000, between Conseco, Inc. and Gary C. Wendt.(13)
10.1.32    Guaranty dated as of August 16, 2000, between Bankers Life and Casualty Company as Guarantor, and Gary C. Wendt.(13)

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
10.1.34    Employment Agreement by and between David Gubbay and
           Conseco, Inc., dated as of February 21, 2001.(14)
10.1.35    Restricted Stock Agreement by and between David Gubbay and
           Conseco, Inc., dated as of March 13, 2001.(14)
10.1.36    Employment Agreement by and between Charles B. Chokel and
           Conseco, Inc., dated as of March 16, 2001.(14)
10.1.37    Restricted Stock Agreement by and between Charles B. Chokel and Conseco, Inc., dated as of March 16, 2001.(14)
10.1.38    Employment Agreement between William J. Shea and Conseco,
           Inc., dated as of September 10, 2001.(15)
10.1.39    Restricted Stock Agreement dated as of September 17, 2001
           between Conseco, Inc. and William J. Shea.(15)
10.8       Conseco, Inc.'s Stock Option Plan(16); Amendment No. 1
           thereto(17); Amendment No. 2 thereto(18); Amendment No. 3
           thereto(19); Amendment No. 4 thereto(20); Amendment No. 5
           thereto(21)
10.8.3     Conseco, Inc.'s Cash Bonus Plan.(22)
10.8.4     Amended and Restated Conseco Stock Bonus and Deferred
           Compensation Program.(23)
10.8.6     Conseco Performance-Based Compensation Plan for Executive
           Officers.(24)
10.8.7     Conseco, Inc. Amended and Restated Deferred Compensation
           Plan.(25)
10.8.8     Amendment to the Amended and Restated Conseco Stock Bonus
           and Deferred Compensation Program.(26)
10.8.9     Conseco Amended and Restated 1994 Stock and Incentive
           Plan.(1)
10.8.10    Amendment No. 2 to the Amended and Restated Conseco Stock
           Bonus and Deferred Compensation Program.(27)
10.8.11    Amended and Restated Director, Officer and Key Employee
           Stock Purchase Plan of Conseco, Inc.(28)
10.8.13    Form of Promissory Note payable to Conseco, Inc. relating to
           Conseco, Inc.'s Director, Officer and Key Employee Stock
           Purchase Plan.(29)
10.8.14    Conseco, Inc. Amended and Restated 1997 Non-qualified Stock
           Option Plan.(1)
10.8.21    Amended and Restated 1999 Director and Executive Officer
           Stock Purchase Plan of Conseco, Inc.(28)
10.8.22    Guaranty regarding 1999 Director and Executive Officer Stock
           Purchase Plan.(28)
10.8.23    Form of Borrower Pledge Agreement dated as of September 15,
           1999 with The Chase Manhattan Bank relating to the 1999
           Director and Executive Officer Stock Purchase Plan.(28)
10.8.24    Form of note payable to Conseco, Inc. relating to the 1999
           Director and Executive Officer Stock Purchase Plan.(28)
10.8.25    Conseco, Inc. 2000 Employee Stock Purchase Program Work-Down
           Plan.(10)
10.8.26    Conseco, Inc. 2000 Non-Employee Stock Purchase Program
           Work-Down Plan.(10)

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
10.8.27    Guaranty, dated as of November 22, 2000 between Conseco,
           Inc. as Guarantor, and Bank of America, National
           Association, as Administrative Agent; Guaranty and
           Subordination Agreement, dated as of November 22, 2000, made by CIHC, Incorporated, as Guarantor and Subordinated
           Borrower, and Conseco, Inc., as Obligor and Subordinated
           Lender, in favor of Bank of America, National Association, as Administrative Agent under the Credit Agreement dated as of November 22, 2000; and Form of Credit Agreement, dated as of November 22, 2000 among the Borrowers, the other
           financial institutions party thereto and Bank of America,
           National Association, as Administrative Agent (Relating to
           Refinancing of certain Loans under that certain Credit
           Agreement, dated as of August 21, 1998).(10)
10.8.28    Guaranty, dated as of November 22, 2000 between Conseco,
           Inc. as Guarantor, and Bank of America, National
           Association, as Administrative Agent; Guaranty and
           Subordination Agreement, dated as of November 22, 2000, made by CIHC, Incorporated, as Guarantor and Subordinated
           Borrower, and Conseco, Inc., as Obligor and Subordinated
           Lender, in favor of Bank of America, National Association, as Administrative Agent under the Credit Agreement dated as of November 22, 2000; and Form of Credit Agreement, dated as of November 22, 2000 among the Borrowers, the other
           financial institutions party thereto and Bank of America,
           National Association, as Administrative Agent (Relating to
           the Refinancing of Certain Loans under that certain Amended and Restated Credit Agreement, dated as of August 26,
           1997).(10)
10.8.29    Guaranty, dated as of November 22, 2000, between Conseco,
           Inc., as Guarantor, and The Chase Manhattan Bank, as
           Administrative Agent; Guaranty and Subordination Agreement,
           dated as of November 22, 2000 made by CIHC, Incorporated, as
           Guarantor and Subordinated Borrower, and Conseco, Inc., as
           Obligor and Subordinated Lender, in favor of The Chase
           Manhattan Bank, as Administrative Agent under the Credit
           Agreement dated as of November 22, 2000; and the Form of
           Credit Agreement, dated as of November 22, 2000, among the
           Borrowers, the other financial institutions party thereto
           and the Chase Manhattan Bank, as Administrative Agent
           (Relating to the Refinancing of Certain Loans under that
           certain Credit Agreement, dated as of September 15, 1999, as terminated an replaced by that certain Termination and
           Replacement Agreement, dated as of May 30, 2000).(10)
10.8.30    Forms of note payable to Conseco Services, LLC regarding the
           2000 Work-Down Plans, Form of Unconditional Guarantee and
           Form of Indemnification Agreement.(10)
10.8.31    First Stage Amendment and Agreement re: Non-Refinanced 1998
           D&O Loans, dated as of March 20, 2002, among Conseco, Inc.,
           CDOC, Inc., CIHC, Incorporated, Bank of America, N.A. and
           the various financial institutions parties thereto.(1)
10.8.32    First Stage Amendment and Agreement re: Non-Refinanced 1997
           D&O Loans, dated as of March 20, 2002, among Conseco, Inc.,
           CDOC, Inc., CIHC, Incorporated, Bank of America, N.A. and
           the various financial institutions parties thereto.(1)
10.8.33    Cash Collateral Pledge Agreement among CDOC, Inc. and JP
           Morgan Chase Bank, dated as of March 20, 2002.(1)
10.8.34    First Stage Amendment and Agreement Re: 1998 D&O Loans,
           dated as of March 20, 2002, among Conseco, Inc., CDOC, Inc.,
           CIHC Incorporated, Bank of America, N.A. and various
           financial institutions parties thereto.(1)
10.8.35    Amended and Restated Collateral Agreement made by Conseco,
           Inc. and CIHC, Incorporated in form of JP Morgan Chase Bank, dated as of March 20, 2002.(1)
10.8.36    First Stage Amendment and Agreement re: 1999 D&O Loans,
           dated as of March 20, 2002, among Conseco, Inc., CDOC, Inc.,
           CIHC, Incorporated, JPMorgan Chase Bank and the various
           financial institutions parties thereto.(1)

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
10.43      Amended and Restated Securities Purchase Agreement dated as of December 15, 1999 between Conseco, Inc. and the
           purchasers named therein.(30)
10.45.1    Warrant to Purchase Common Stock of Conseco Finance Corp.,
           dated May 11, 2000, by and between Conseco Finance Corp. and
           Lehman Brothers Holdings Inc.(31)
10.45.2    Exchange Agreement by and between Lehman Brothers Holdings
           Inc. and Conseco, Inc., dated January 30, 2002.(1)
10.46.1    Amended and Restated Agreement dated January 30, 2002, by
           and among Conseco Finance Corp., Conseco, Inc., CIHC,
           Incorporated, Green Tree Residual Finance Corp. I, Green
           Tree Finance Corp. -- Five and Lehman Brothers Holdings
           Inc.(1)
10.46.2    Amended and Restated Master Repurchase Agreement dated as of
           April 5, 2001 between Merrill Lynch Mortgage Capital Inc.
           and Green Tree Finance Corp. -- Three.(32)
10.46.3    Second Amended and Restated Master Repurchase Agreement
           dated January 30, 2002 between Lehman Commercial Paper Inc.
           and Green Tree Finance Corp. -- Five.(32)
10.46.4    Asset Assignment Agreement dated as of February 13, 1998
           between Green Tree Residual Finance Corp. I and Lehman
           Commercial Paper, Inc.(33); Amendment to the First Residual
           Facility, dated as of September 22, 2000, by and among
           Lehman ALI Inc. and Green Tree Residual Finance Corp. I(34);
           Amendment, dated January 30, 2002, by and between Lehman ALI
           Inc. and Green Tree Residual Finance Corp.(33)
10.46.5    Insurance Agreement by and between Conseco, Inc. and Gary C.
           Wendt 2000 Irrevocable Insurance Trust dated 11/22/00
           ("Wendt Trust"), dated December 1, 2000 and Collateral
           Assignment by Wendt Trust in favor of Conseco, Inc. dated
           December 1, 2000.(10)
10.48      Insurance Agreement by and between Conseco, Inc. and Wendt
           Trust, dated January 16, 2001 and Collateral Assignment by
           Wendt Trust in favor of Registrant dated January 16,
           2001.(10)
10.49      Insurance Agreement by and between Registrant and Wendt
           Trust, dated January 16, 2001 and Collateral Assignment by
           Wendt Trust in favor of Registrant dated January 16,
           2001.(10)
10.50      Agreement and Plan of Merger dated as of July 27, 2001 by
           and among Conseco, Inc., Noida Acquisition Corp. and
           ExlService.com, Inc.(35)
10.51      Restricted Stock Agreement dated as of July 31, 2001,
           between Conseco, Inc., Gary Wendt and Rosemarie Wendt.(35)
12.1       Computation of Ratio of Earnings to Fixed Charges, Preferred
           Dividends and Distributions on Company-Obligated Mandatorily
           Redeemable Preferred Securities of Subsidiary Trusts.(1)(41)
21         Subsidiaries of Conseco, Inc.(1)
23.1*      Consent of PricewaterhouseCoopers LLP.
23.2**     Consent of Weil, Gotshal & Manges LLP (included in Exhibit
           5.1 hereto).
23.3**     Consent of David K. Herzog (included in Exhibit 5.2 hereto).
24.1*      Power of Attorney (included on signature page).
25.1*      Form T-1 statement of eligibility under the Trust Indenture
           Act of 1939, as amended, of State Street Bank and Trust, as trustee.
99.1*      Form of Letter of Transmittal.
99.2       Prospectus Supplement dated February 4, 1998 to Prospectus dated June 24, 1997.(36)
99.3       Pricing Supplement dated June 4, 1998 to Prospectus dated
           June 24, 1997 and Prospectus Supplement dated February 23,
           1998.(37)
99.4       Prospectus Supplement dated October 18, 1999 to Prospectus dated October 1, 1999.(38)

EXHIBIT
NO.                            EXHIBIT DESCRIPTION
-------                        -------------------
99.5       Prospectus Supplement dated February 2, 2000 to Prospectus dated October 1, 1999.(39)
99.6       Prospectus Supplement dated June 27, 2001 to Prospectus
           dated October 1, 1999.(40)

---------------

   * Filed herewith.

  ** To be filed by amendment.

 (1) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December 31, 2001.

 (2) Incorporated by reference to Conseco, Inc.'s Registration Statement on Form S-3 (No. 333-94683), dated January 14, 2000.

 (3) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated June 29, 2001.

 (4) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated October 21, 1999.

 (5) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated June 10, 1998.

 (6) Incorporated by reference to Conseco, Inc.'s Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-27803), dated

 (7) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K/A (No. 001-09250), dated September 28, 2000.

 (8) Incorporated by reference to Conseco Finance Corp's (f/h/a Green Tree Financial Corp) Registration Statement Amendment on Form S-3/A (No. 333-52233), dated June 16, 1998.

 (9) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December 31, 1999.

(10) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December 31, 2000.

(11) Incorporated by reference to Conseco, Inc.'s Amended Annual Report on Form 10-K/A (No. 001-09250) for the period ended December 31, 1999.

(12) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated July 10, 2000.

(13) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250), for the period ended September 30, 2000.

(14) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250), for the period ended March 31, 2001.

(15) Incorporated by reference to Conseco, Inc.'s Quarterly report on Form 10-Q (No. 001-09250), for the period ended September 30, 2001.

(16) Incorporated by reference to Exhibit B of Conseco, Inc.'s definitive proxy statement dated December 10, 1983 relating to the Conseco, Inc.'s 1983 annual meeting of stockholders.

(17) Incorporated by reference to Exhibit 10.8.1 to Conseco, Inc.'s Quarterly Report on Form 10-Q for the period ended June 30, 1985.

(18) Incorporated by reference to Exhibit 10.8.2 to Conseco, Inc.'s registration statement on Form S-1 (No. 33-4367).

(19) Incorporated by reference to Exhibit 10.8.3 to Conseco, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1986.

(20) Incorporated by reference to Exhibit 10.8 to Conseco, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1987.

(21) Incorporated by reference to Exhibit 10.8 to Conseco, Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1991.

(22) Incorporated by reference to Exhibit 10.8.3 to Conseco, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 1989.

(23) Incorporated by reference to Exhibit 10.8.4 to Conseco, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1992.

(24) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250), for the period ended March 31, 1998.

(25) Incorporated by reference to Exhibit A to Conseco, Inc.'s definitive proxy statement dated April 26, 1995 relating to Conseco, Inc.'s 1995 annual meeting of stockholders.

(26) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250), for the period ended December 31, 1994.

(27) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250), for the period ended December 31, 1995.

(28) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250) for the period ended September 30, 1999.

(29) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December 31, 1998.

(30) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated December 15, 1999.

(31) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250), for the period ended June 30, 2000.

(32) Incorporated by reference to Conseco Finance Corp.'s Annual Report on Form 10-K (No. 001-08916), for the period ended December 31, 2001.

(33) Incorporated by reference to Conseco Finance Corp.'s Quarterly Report on From 10-Q (No. 001-08916), for the period ended March 31, 1998.

(34) Incorporated by reference to Conseco Finance Corp/'s Annual Report on Form 10-K (No. 001-08916), for the period ended December 31, 2000.

(35) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250), for the period ended June 30, 2001.

(36) Previously filed pursuant to Rule 424(b)(2) on February 4, 1998 (No. 333-27803).

(37) Previously filed pursuant to Rule 424(b)(5) on June 6, 1998 (No.
     333-27803).

(38) Previously filed pursuant to Rule 424(b)(5) on October 19, 1999 (No. 333-83465)

(39) Previously filed pursuant to Rule 424(b)(2) on February 3, 2000 (No. 333-83465).

(40) Previously filed pursuant to Rule 424(b)(2) on June 27, 2001 (No.
     333-83465).

(41) Incorporated by reference to Conseco, Inc.'s Quarterly Report on Form 10-Q (No. 001-09250) for the period ended March 31, 2002.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The Registrant hereby undertakes to supply by means of post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, state of Indiana, on this fifth day of June, 2002.

                                          CONSECO, INC.

                                          By:      /s/ WILLIAM J. SHEA
                                            ------------------------------------
                                            William J. Shea,
                                            President, Chief Operating Officer
                                              and Acting Chief Financial Officer

                                          CIHC, INCORPORATED

                                          By:       /s/ DAVID A. HILL
                                            ------------------------------------
                                            David A. Hill,
                                            Vice President and Assistant
                                              Secretary

     Each of the undersigned whose signature appears below hereby constitutes and appoints each of William J. Shea, David K. Herzog and Richard R. Dykhouse or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 5, 2002 in the capacities indicated.

     FOR CONSECO, INC.:

                    SIGNATURE                                     CAPACITY                     DATE
                    ---------                                     --------                     ----

                /s/ GARY C. WENDT                       Chairman of the Board, Chief       June 5, 2002
 ------------------------------------------------      Executive Officer and Director
                  Gary C. Wendt                        (Principal Executive Officer)


               /s/ WILLIAM J. SHEA                   President, Chief Operating Officer    June 5, 2002
 ------------------------------------------------    and Acting Chief Financial Officer
                 William J. Shea                       (Principal Financial Officer)

                    SIGNATURE                                     CAPACITY                     DATE
                    ---------                                     --------                     ----


                /s/ JAMES S. ADAMS                      Senior Vice President, Chief       June 5, 2002
 ------------------------------------------------     Accounting Officer and Treasurer
                  James S. Adams                       (Principal Accounting Officer)


              /s/ LAWRENCE M. CROSS                               Director                 June 5, 2002
 ------------------------------------------------
                Lawrence M. Cross


              /s/ THOMAS M. HAGERTY                               Director                 June 5, 2002
 ------------------------------------------------
                Thomas M. Hagerty


               /s/ M. PHIL HATHAWAY                               Director                 June 5, 2002
 ------------------------------------------------
                 M. Phil Hathaway


                 /s/ JOHN M. MUTZ                                 Director                 June 5, 2002
 ------------------------------------------------
                   John M. Mutz


              /s/ ROBERT S. NICOLOFF                              Director                 June 5, 2002
 ------------------------------------------------
               Robert S. Nickoloff


               /s/ DAVID V. HARKINS                               Director                 June 5, 2002
 ------------------------------------------------
                 David V. Harkins


                /s/ JULIO A. BAREA                                Director                 June 5, 2002
 ------------------------------------------------
                  Julio A. Barea


                /s/ CAROL BELLAMY                                 Director                 June 5, 2002
 ------------------------------------------------
                  Carol Bellamy


                /s/ SAMME THOMPSON                                Director                 June 5, 2002
 ------------------------------------------------
                  Samme Thompson

FOR CIHC, INCORPORATED:

                    SIGNATURE                                     CAPACITY                     DATE
                    ---------                                     --------                     ----

               /s/ WILLIAM J. SHEA                                Director                 June 5, 2002
 ------------------------------------------------
                 William J. Shea


                /s/ DAVID A. HILL                       Vice President and Assistant       June 5, 2002
 ------------------------------------------------     Secretary (Principal Executive,
                  David A. Hill                      Financial and Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                         EXHIBIT DESCRIPTION
 -------                       -------------------
 3.1       Amended and Restated Certificate of Incorporation of
           Conseco, Inc.(2)
 3.2       By-Laws of Conseco, Inc.(3)
 3.3*      Certificate of Incorporation of CIHC, Incorporated.
 3.4**     By-Laws of CIHC, Incorporated.
 4.1*      First Senior Supplemental Indenture, dated as of April 24,
           2002 to Second Senior Indenture for the 10.75% Guaranteed
           Senior Notes dated as of April 24, 2002 between Conseco,
           Inc., CIHC, Incorporated and State Street Bank and Trust
           Company.
 4.2*      Second Senior Indenture, dated as of April 24, 2002 for
           10.75% Guaranteed Senior Notes, between Conseco, Inc., CIHC,
           Incorporated and State Street Bank and Trust Company.
 4.3*      First Senior Indenture, dated as of April 24, 2002 among
           Conseco, Inc., CIHC, Incorporated and State Street Bank and
           Trust Company.
 4.4*      Terms Resolution, dated as of April 24, 2002 with respect to the 6.4% Guaranteed Senior Notes, due February 10, 2004.
 4.5*      Terms Resolution, dated as of April 24, 2002 with respect to the 8.5% Guaranteed Senior Notes due October 15, 2003.
 4.6*      Terms Resolution, dated as of April 24, 2002 with respect to the 6.8% Guaranteed Senior Notes due June 15, 2007.
 4.7*      Terms Resolution, dated as of April 24, 2002 with respect to the 9% Guaranteed Senior Notes due April 15, 2008.
 4.8*      Terms Resolution, dated as of April 24, 2002 with respect to the 8.75% Guaranteed Senior Notes due August 9, 2006.
 4.9*      Registration Rights Agreement, dated as of April 24, 2002
           among Conseco, Inc., CIHC, Incorporated and Banc of America
           Securities LLC, J.P. Morgan Securities Inc. and Lehman
           Brothers Inc., as Dealer Managers. Senior Indenture, dated
           November 13, 1997, by and between the Registrant 4.10* and
           Bank of New York as successor in interest to LTCB Trust
           Company, as Trustee (the "Senior Indenture").(6)
 4.10      Senior Indenture, dated November 13, 1997, by and between
           the Registrant and Bank of New York as successor in interest to LTCB Trust Company, as Trustee.(6)
 4.11**    Five-Year Credit Agreement, dated as of September 25, 1998, among Conseco, Inc., Bank of America National Trust and
           Savings Association, as Agent, First Union National Bank and
           JPMorgan Chase Bank, as Syndication Agents, Morgan Guaranty
           Company of New York, as Documentation Agent, and the other financial institutions party thereto.
 4.12      First Amendment to the Five-Year Credit Agreement, dated as of September 22, 2000, among Conseco, Inc., the various
           financial institutions parties thereto and Bank of America,
           N.A..(7)
 4.13      Second Amendment to Five-Year Credit Agreement, dated as of
           May 30, 2001, by and among Conseco, Inc., the various
           financial institutions signatory thereto and Bank of
           America, N.A.(1)
 4.14      Third Amendment to Five-Year Credit Agreement, dated as of
           March 20, 2002, by and among Conseco, Inc., the various
           financial institutions signatory thereto and Bank of
           America, N.A.(1)
 5.1**     Opinion of Weil, Gotshal & Manges LLP.
 5.2**     Opinion of David K. Herzog.

 EXHIBIT
   NO.                         EXHIBIT DESCRIPTION
 -------                       -------------------
10.1.13    Employment Agreement, dated February 9, 1996 between Green
           Tree and Lawrence Coss and related Noncompetition agreement dated February 9, 1996, as amended by the Amendment
           Agreement dated April 6, 1998.(8)
10.1.14    Employment Agreement, amended and restated as of December
           15, 1999, between the Conseco, Inc. and Maxwell E.
           Bublitz.(9)
10.1.15    Employment Agreement, amended and restated as of December
           15, 1999, between Conseco, Inc. and James S. Adams.(9)
10.1.16    Description of incentive compensation and severance
           arrangement with Edward M. Berube.(10)
10.1.24    Second Amendment Agreement , dated as of November 1, 1999, between Conseco Finance Corp. and Lawrence M. Coss.(11)
10.1.27    Employment Agreement by and between Gary C. Wendt and
           Conseco, Inc., dated as of June 28, 2000.(12)
10.1.28    Nonqualified Stock Option Agreement by and between Gary C.
           Wendt and Conseco, Inc. dated as of June 28, 2000.(12)
10.1.29    Restricted Stock Agreement by and between Gary C. Wendt and
           Conseco, Inc., dated as of June 28, 2000.(12)
10.1.30    Employment Agreement by and between David K. Herzog and
           Conseco, Inc., dated as of August 11, 2000.(13)
10.1.31    Supplemental Retirement Agreement dated as of August 16,
           2000, between Conseco, Inc. and Gary C. Wendt.(13)
10.1.32    Guaranty dated as of August 16, 2000, between Bankers Life and Casualty Company as Guarantor, and Gary C. Wendt.(13)
10.1.34    Employment Agreement by and between David Gubbay and
           Conseco, Inc., dated as of February 21, 2001.(14)
10.1.35    Restricted Stock Agreement by and between David Gubbay and
           Conseco, Inc., dated as of March 13, 2001.(14)
10.1.36    Employment Agreement by and between Charles B. Chokel and
           Conseco, Inc., dated as of March 16, 2001.(14)
10.1.37    Restricted Stock Agreement by and between Charles B. Chokel and Conseco, Inc., dated as of March 16, 2001.(14)
10.1.38    Employment Agreement between William J. Shea and Conseco,
           Inc., dated as of September 10, 2001.(15)
10.1.39    Restricted Stock Agreement dated as of September 17, 2001
           between Conseco, Inc. and William J. Shea.(15)
10.8       Conseco, Inc.'s Stock Option Plan(16); Amendment No. 1
           thereto(17); Amendment No. 2 thereto(18); Amendment No. 3
           thereto(19); Amendment No. 4 thereto(20); Amendment No. 5
           thereto(21)
10.8.3     Conseco, Inc.'s Cash Bonus Plan.(22)
10.8.4     Amended and Restated Conseco Stock Bonus and Deferred
           Compensation Program.(23)
10.8.6     Conseco Performance-Based Compensation Plan for Executive
           Officers.(24)
10.8.7     Conseco, Inc. Amended and Restated Deferred Compensation
           Plan.(25)
10.8.8     Amendment to the Amended and Restated Conseco Stock Bonus
           and Deferred Compensation Program.(26)
10.8.9     Conseco Amended and Restated 1994 Stock and Incentive
           Plan.(1)

 EXHIBIT
   NO.                         EXHIBIT DESCRIPTION
 -------                       -------------------
10.8.10    Amendment No. 2 to the Amended and Restated Conseco Stock
           Bonus and Deferred Compensation Program.(27)
10.8.11    Amended and Restated Director, Officer and Key Employee
           Stock Purchase Plan of Conseco, Inc.(28)
10.8.13    Form of Promissory Note payable to Conseco, Inc. relating to
           Conseco, Inc.'s Director, Officer and Key Employee Stock
           Purchase Plan.(29)
10.8.14    Conseco, Inc. Amended and Restated 1997 Non-qualified Stock
           Option Plan.(1)
10.8.21    Amended and Restated 1999 Director and Executive Officer
           Stock Purchase Plan of Conseco, Inc.(28)
10.8.22    Guaranty regarding 1999 Director and Executive Officer Stock
           Purchase Plan.(28)
10.8.23    Form of Borrower Pledge Agreement dated as of September 15,
           1999 with The Chase Manhattan Bank relating to the 1999
           Director and Executive Officer Stock Purchase Plan.(28)
10.8.24    Form of note payable to Conseco, Inc. relating to the 1999
           Director and Executive Officer Stock Purchase Plan.(28)
10.8.25    Conseco, Inc. 2000 Employee Stock Purchase Program Work-Down
           Plan.(10)
10.8.26    Conseco, Inc. 2000 Non-Employee Stock Purchase Program
           Work-Down Plan.(10)
10.8.27    Guaranty, dated as of November 22, 2000 between Conseco,
           Inc. as Guarantor, and Bank of America, National
           Association, as Administrative Agent; Guaranty and
           Subordination Agreement, dated as of November 22, 2000, made by CIHC, Incorporated, as Guarantor and Subordinated
           Borrower, and Conseco, Inc., as Obligor and Subordinated
           Lender, in favor of Bank of America, National Association, as Administrative Agent under the Credit Agreement dated as of November 22, 2000; and Form of Credit Agreement, dated as of November 22, 2000 among the Borrowers, the other
           financial institutions party thereto and Bank of America,
           National Association, as Administrative Agent (Relating to
           Refinancing of certain Loans under that certain Credit
           Agreement, dated as of August 21, 1998).(10)
10.8.28    Guaranty, dated as of November 22, 2000 between Conseco,
           Inc. as Guarantor, and Bank of America, National
           Association, as Administrative Agent; Guaranty and
           Subordination Agreement, dated as of November 22, 2000, made by CIHC, Incorporated, as Guarantor and Subordinated
           Borrower, and Conseco, Inc., as Obligor and Subordinated
           Lender, in favor of Bank of America, National Association, as Administrative Agent under the Credit Agreement dated as of November 22, 2000; and Form of Credit Agreement, dated as of November 22, 2000 among the Borrowers, the other
           financial institutions party thereto and Bank of America,
           National Association, as Administrative Agent (Relating to
           the Refinancing of Certain Loans under that certain Amended and Restated Credit Agreement, dated as of August 26,
           1997).(10)
10.8.29    Guaranty, dated as of November 22, 2000, between Conseco,
           Inc., as Guarantor, and The Chase Manhattan Bank, as
           Administrative Agent; Guaranty and Subordination Agreement,
           dated as of November 22, 2000 made by CIHC, Incorporated, as
           Guarantor and Subordinated Borrower, and Conseco, Inc., as
           Obligor and Subordinated Lender, in favor of The Chase
           Manhattan Bank, as Administrative Agent under the Credit
           Agreement dated as of November 22, 2000; and the Form of
           Credit Agreement, dated as of November 22, 2000, among the
           Borrowers, the other financial institutions party thereto
           and the Chase Manhattan Bank, as Administrative Agent
           (Relating to the Refinancing of Certain Loans under that
           certain Credit Agreement, dated as of September 15, 1999, as terminated an replaced by that certain Termination and
           Replacement Agreement, dated as of May 30, 2000).(10)
10.8.30    Forms of note payable to Conseco Services, LLC regarding the
           2000 Work-Down Plans, Form of Unconditional Guarantee and
           Form of Indemnification Agreement.(10)

 EXHIBIT
   NO.                         EXHIBIT DESCRIPTION
 -------                       -------------------
10.8.31    First Stage Amendment and Agreement re: Non-Refinanced 1998
           D&O Loans, dated as of March 20, 2002, among Conseco, Inc.,
           CDOC, Inc., CIHC, Incorporated, Bank of America, N.A. and
           the various financial institutions parties thereto.(1)
10.8.32    First Stage Amendment and Agreement re: Non-Refinanced 1997
           D&O Loans, dated as of March 20, 2002, among Conseco, Inc.,
           CDOC, Inc., CIHC, Incorporated, Bank of America, N.A. and
           the various financial institutions parties thereto.(1)
10.8.33    Cash Collateral Pledge Agreement among CDOC, Inc. and JP
           Morgan Chase Bank, dated as of March 20, 2002.(1)
10.8.34    First Stage Amendment and Agreement Re: 1998 D&O Loans,
           dated as of March 20, 2002, among Conseco, Inc., CDOC, Inc.,
           CIHC Incorporated, Bank of America, N.A. and various
           financial institutions parties thereto.(1)
10.8.35    Amended and Restated Collateral Agreement made by Conseco,
           Inc. and CIHC, Incorporated in form of JP Morgan Chase Bank, dated as of March 20, 2002.(1)
10.8.36    First Stage Amendment and Agreement re: 1999 D&O Loans,
           dated as of March 20, 2002, among Conseco, Inc., CDOC, Inc.,
           CIHC, Incorporated, JPMorgan Chase Bank and the various
           financial institutions parties thereto.(1)
10.43      Amended and Restated Securities Purchase Agreement dated as of December 15, 1999 between Conseco, Inc. and the
           purchasers named therein.(30)
10.45.1    Warrant to Purchase Common Stock of Conseco Finance Corp.,
           dated May 11, 2000, by and between Conseco Finance Corp. and
           Lehman Brothers Holdings Inc.(31)
10.45.2    Exchange Agreement by and between Lehman Brothers Holdings
           Inc. and Conseco, Inc., dated January 30, 2002.(1)
10.46.1    Amended and Restated Agreement dated January 30, 2002, by
           and among Conseco Finance Corp., Conseco, Inc., CIHC,
           Incorporated, Green Tree Residual Finance Corp. I, Green
           Tree Finance Corp. -- Five and Lehman Brothers Holdings
           Inc.(1)
10.46.2    Amended and Restated Master Repurchase Agreement dated as of
           April 5, 2001 between Merrill Lynch Mortgage Capital Inc.
           and Green Tree Finance Corp. -- Three.(32)
10.46.3    Second Amended and Restated Master Repurchase Agreement
           dated January 30, 2002 between Lehman Commercial Paper Inc.
           and Green Tree Finance Corp.-Five.(32)
10.46.4    Asset Assignment Agreement dated as of February 13, 1998
           between Green Tree Residual Finance Corp. I and Lehman
           Commercial Paper, Inc.(33); Amendment to the First Residual
           Facility, dated as of September 22, 2000, by and among
           Lehman ALI Inc. and Green Tree Residual Finance Corp. I(34);
           Amendment, dated January 30, 2002, by and between Lehman ALI
           Inc. and Green Tree Residual Finance Corp.(33)
10.46.5    Insurance Agreement by and between Conseco, Inc. and Gary C.
           Wendt 2000 Irrevocable Insurance Trust dated 11/22/00
           ("Wendt Trust"), dated December 1, 2000 and Collateral
           Assignment by Wendt Trust in favor of Conseco, Inc. dated
           December 1, 2000.(10)
10.48      Insurance Agreement by and between Conseco, Inc. and Wendt
           Trust, dated January 16, 2001 and Collateral Assignment by
           Wendt Trust in favor of Registrant dated January 16,
           2001.(10)
10.49      Insurance Agreement by and between Registrant and Wendt
           Trust, dated January 16, 2001 and Collateral Assignment by
           Wendt Trust in favor of Registrant dated January 16,
           2001.(10)
10.50      Agreement and Plan of Merger dated as of July 27, 2001 by
           and among Conseco, Inc., Noida Acquisition Corp. and
           ExlService.com, Inc.(35)
10.51      Restricted Stock Agreement dated as of July 31, 2001,
           between Conseco, Inc., Gary Wendt and Rosemarie Wendt.(35)

 EXHIBIT
   NO.                         EXHIBIT DESCRIPTION
 -------                       -------------------
12.1       Computation of Ratio of Earnings to Fixed Charges, Preferred
           Dividends and Distributions on Company-Obligated Mandatorily
           Redeemable Preferred Securities of Subsidiary Trusts.(1)(41)
21         Subsidiaries of Conseco, Inc.(1)
23.1*      Consent of PricewaterhouseCoopers LLP.
23.2**     Consent of Weil, Gotshal & Manges LLP (included in Exhibit
           5.1 hereto).
23.3**     Consent of David K. Herzog (included in Exhibit 5.2 hereto).
24.1*      Power of Attorney (included on signature page).
25.1*      Form T-1 statement of eligibility under the Trust Indenture
           Act of 1939, as amended, of State Street Bank and Trust, as trustee.
99.1*      Form of Letter of Transmittal.
99.2       Prospectus Supplement dated February 4, 1998 to Prospectus dated June 24, 1997.(36)
99.3       Pricing Supplement dated June 4, 1998 to Prospectus dated
           June 24, 1997 and Prospectus Supplement dated February 23,
           1998.(37)
99.4       Prospectus Supplement dated October 18, 1999 to Prospectus dated October 1, 1999.(38)
99.5       Prospectus Supplement dated February 2, 2000 to Prospectus dated October 1, 1999.(39)
99.6       Prospectus Supplement dated June 27, 2001 to Prospectus
           dated October 1, 1999.(40)

---------------

  *   Filed herewith.
 **   To be filed by amendment.
(1)   Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December
      31, 2001.
(2)   Incorporated by reference to Conseco, Inc.'s Registration
      Statement on Form S-3 (No. 333-94683), dated January 14,
      2000.
(3)   Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated June 29, 2001.
(4)   Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated October 21, 1999.
(5)   Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated June 10, 1998.
(6)   Incorporated by reference to Conseco, Inc.'s Post-Effective
      Amendment No. 1 to the Registrant's Registration Statement
      on Form S-3 (No. 333-27803), dated
(7)   Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K/A (No. 001-09250), dated September 28, 2000.
(8)   Incorporated by reference to Conseco Finance Corp's (f/h/a
      Green Tree Financial Corp) Registration Statement Amendment
      on Form S-3/A (No. 333-52233), dated June 16, 1998.
(9)   Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December
      31, 1999.
(10)  Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December
      31, 2000.
(11)  Incorporated by reference to Conseco, Inc.'s Amended Annual
      Report on Form 10-K/A (No. 001-09250) for the period ended
      December 31, 1999.
(12)  Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated July 10, 2000.
(13)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250), for the period ended
      September 30, 2000.

(14)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250), for the period ended
      March 31, 2001.
(15) Incorporated by reference to Conseco, Inc.'s Quarterly report on Form 10-Q (No. 001-09250), for the period ended
      September 30, 2001.
(16) Incorporated by reference to Exhibit B of Conseco, Inc.'s definitive proxy statement dated December 10, 1983 relating to the Conseco, Inc.'s 1983 annual meeting of stockholders.
(17)  Incorporated by reference to Exhibit 10.8.1 to Conseco,
      Inc.'s Quarterly Report on Form 10-Q for the period ended
      June 30, 1985.
(18)  Incorporated by reference to Exhibit 10.8.2 to Conseco,
      Inc.'s registration statement on Form S-1 (No. 33-4367).
(19)  Incorporated by reference to Exhibit 10.8.3 to Conseco,
      Inc.'s Annual Report on Form 10-K for the period ended
      December 31, 1986.
(20)  Incorporated by reference to Exhibit 10.8 to Conseco, Inc.'s
      Annual Report on Form 10-K for the period ended December 31,
      1987.
(21)  Incorporated by reference to Exhibit 10.8 to Conseco, Inc.'s
      Quarterly Report on Form 10-Q for the period ended September
      30, 1991.
(22)  Incorporated by reference to Exhibit 10.8.3 to Conseco,
      Inc.'s Quarterly Report on Form 10-Q for the period ended
      March 31, 1989.
(23)  Incorporated by reference to Exhibit 10.8.4 to Conseco,
      Inc.'s Annual Report on Form 10-K for the period ended
      December 31, 1992.
(24)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250), for the period ended
      March 31, 1998.
(25) Incorporated by reference to Exhibit A to Conseco, Inc.'s definitive proxy statement dated April 26, 1995 relating to Conseco, Inc.'s 1995 annual meeting of stockholders.
(26) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250), for the period ended December
      31, 1994.
(27) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250), for the period ended December
      31, 1995.
(28)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250) for the period ended
      September 30, 1999.
(29) Incorporated by reference to Conseco, Inc.'s Annual Report on Form 10-K (No. 001-09250) for the period ended December
      31, 1998.
(30) Incorporated by reference to Conseco, Inc.'s Current Report on Form 8-K (No. 001-09250), dated December 15, 1999.
(31)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250), for the period ended
      June 30, 2000.
(32)  Incorporated by reference to Conseco Finance Corp.'s Annual
      Report on Form 10-K (No. 001-08916), for the period ended
      December 31, 2001.
(33)  Incorporated by reference to Conseco Finance Corp.'s
      Quarterly Report on From 10-Q (No. 001-08916), for the period ended March 31, 1998.
(34)  Incorporated by reference to Conseco Finance Corp/'s Annual
      Report on Form 10-K (No. 001-08916), for the period ended
      December 31, 2000.
(35)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250), for the period ended
      June 30, 2001.
(36)  Previously filed pursuant to Rule 424(b)(2) on February 4,
      1998 (No. 333-27803).

(37)  Previously filed pursuant to Rule 424(b)(5) on June 6, 1998
      (No. 333-27803).
(38)  Previously filed pursuant to Rule 424(b)(5) on October 19,
      1999 (No. 333-83465)
(39)  Previously filed pursuant to Rule 424(b)(2) on February 3,
      2000 (No 333-83465).
(40)  Previously filed pursuant to Rule 424(b)(2) on June 27, 2001
      (No. 333-83465).
(41)  Incorporated by reference to Conseco, Inc.'s Quarterly
      Report on Form 10-Q (No. 001-09250) for the period ended
      March 31, 2002.